EXHIBIT 99.2

                               PURCHASE AGREEMENT

      THIS AGREEMENT (herein referred to as this "Agreement") is made and entered into this 2nd day of August, 2004, by and between CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust (herein referred to as "Purchaser") and PRIME GROUP REALTY, L.P., a Delaware limited partnership (herein referred to as "Seller").

                                    RECITALS:

      A. Seller owns interests in and controls the limited liability companies and limited partnerships (herein referred to individually as an "Owner" and collectively as the "Owners") listed on the Property Schedule (as hereinafter defined).

      B. Each Owner is the owner of the fee simple title to the Project (hereinafter defined) identified on the Property Schedule next to each such Owner's name.

      C. Seller desires to cause each Owner to sell, and Purchaser desires to purchase, the Project owned by such Owner, upon and subject to the terms and conditions herein set forth.

                                   AGREEMENTS:

      NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, agreements, covenants and conditions herein contained, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged by the parties, Seller and Purchaser hereby agree as follows:

1. Definitions. The following terms, as used in this Agreement, including all Exhibits, are defined in the following Sections of this Agreement:

                  Definition                          Agreement Section

                  "Act"                                 Section 29
                  "Additional  Purchaser  Equity"       Section 3E
                  "Affiliate"                           Section 36
                  "Agreement"                           Introduction
                  "Alternate Credit Facility  Opinion"  Section 3C
                  "Assessment"                          Section 7B
                  "Assumed Contracts"                   Section 5A(v)
                  "Basic Project  Information"          Section  5A
                  "Basic  Project   Inspection"         Section  7A
                  "Bond Consent"                        Section 3C
                  "Bond Costs"                          Section 3C
                  "Bond  Documents"                     Section  5A(vi)
                  "Bond Release"                        Section 3C
                  "Bonds"                               Section 3C
                  "Building(s)"                         Section  2A(iii)
                  "Building  Lease(s)"                  Section  2A(iv)
                  "Building  T  Parcel"                 Section  6D
                  "CERCLA"                              Section  9A(xxii)
                  "CIBC"                                Section 3E
                  "CIBC  Consent"                       Section 3E
                  "CIBC Costs"                          Section 3E
                  "CIBC Debt"                           Section 3E
                  "CIBC Debt Assumption Approvals"      Section 3E
                  "CIBC Documents"                      Section 5A(vii)
                  "CIBC Release"                        Section  3E
                  "Closing"                             Section  4A
                  "Closing  Date"                       Section 4A
                  "Closing  Escrow"                     Section 4C
                  "Closing  Statement"                  Section  8D(ii)
                  "Correction   Notice"                 Section  9D
                  "Deemed Permitted  Exceptions"        Section 6A(ii)(b)
                  "Delinquent Rental"                   Section 12E
                  "Department"                          Section 29
                  "Earnest Money"                       Section 3B
                  "Escrowee"                            Section 3B
                  "Exceptions  Schedule"                Section 9A
                  "False Representation"                Section 9D
                  "Farm Lease(s)"                       Section 2A(iv)
                  "Fee Parcel(s)"                       Section 2A(i)
                  "Financial Statements"                Section 5A(ix)
                  "Ford  Tenant   Improvement   Costs"  Section  12H
                  "Hazardous Materials"                 Section 9A(xxii)
                  "Hazardous Material Laws"             Section 9A(xxii)
                  "Household Finance Lease"             Section 12H
                  "Illinois Bond Projects"              Section 3D
                  "Illinois  Bonds"                     Section 3D
                  "Inspection Period"                   Section  7A
                  "Intangible   Property"               Section  2A(vi)
                  "LaSalle"                             Section 3C
                  "Laws"                                Section  6G(iv)
                  "Lease  Schedule"                     Section  2A(iv)
                  "Lease(s)"                            Section  2A(iv)
                  "Leasing  Costs"                      Section  12H
                  "Loan  Assumption  Requests"          Section  3E
                  "Major Tenants"                       Section 8B(vi)
                  "Mandatory Cure Items"                Section 6A(i)
                  "New Contract  Matter"                Section 14B
                  "New Lease Matter"                    Section 14A
                  "New Lease Matter Leasing Costs"      Section 12H
                  "Non-Assumed Debt"                    Section  3F
                  "Non-Assumed  Debt  Projects"         Section  3F
                  "Owner(s)"  Recital A "Parcel(s)"     Section  2A(ii)
                  "Parcel 12"                           Section  6J
                  "Permitted   Exceptions"              Section  6E
                  "Personal Property"                   Section  2A(v)
                  "Prime  Indemnification  Agreement"   Section 7D
                  "Project Contracts"                   Section 5A(v
                  "Project Purchase Price"              Section 3A
                  "Project(s)"                          Section 2B
                  "Property Schedule"                   Section 2A(iii)
                  "Proration Date"                      Section 12A
                  "Purchase Price"                      Section  3A
                  "Purchaser"                           Introduction
                  "Purchaser  Parties"                  Section 7A
                  "Rating Agency Evidence"              Section 3C
                  "RCRA"                                Section 9A(xxii)
                  "Relevant  Period"                    Section  30
                  "Representations"                     Section  9C
                  "SARA"                                Section  9A(xxii)
                  "Seller"                              Introduction
                  "Seller Estoppel Certificate(s)"      Section 8B(vi)
                  "Seller Group"                        Section 7C
                  "Seller's  Rentals"                   Section 12E
                  "Seller's  Share"                     Section 12F
                  "SEC"                                 Section 30
                  "Superceded  Mortgages"               Section 6A(i)(a)
                  "Survey"                              Section 6B(iii)
                  "Tenant  Letters"                     Section 8B(vi)
                  "Tenant(s)"                           Section 2A(iv)
                  "Title Commitment"                    Section 6B(i)
                  "Title Company"                       Section 6B(i)
                  "Title Defect(s)"                     Section 6D
                  "Title Defect Notice                  Section 6D
                  "Title Exception Documents"           Section 6B(ii)
                  "Title Policy"                        Section 6B(i)
                  "Undelivered Title Items"             Section  6B(i)
                  "Unpermitted  Exceptions"             Section  6C
                  "Vacant Parcel(s)"                    Section 2A(ii)

2.    Agreement to Purchase.

         A. Seller agrees to cause each Owner to sell, convey and assign to Purchaser or Purchaser's nominee(s), and Purchaser agrees to purchase and accept under the terms and conditions and for the purchase price set forth hereinbelow, all of the following:

                  (i) Fee title to those certain parcels of land legally described on Exhibit A-1 through Exhibit A-31, inclusive, together with all privileges, rights, easements, hereditaments, and appurtenances thereunto belonging, if any, and all right, title and interest, if any, of each Owner owning same in and to all streets, alleys, passages and other rights of way included therein or adjacent thereto (before or after the vacation thereof), and all streets, water courses or water bodies adjacent to, abutting or serving such parcels (all of said parcels being herein collectively referred to as the "Fee Parcels" and individually as a "Fee Parcel").

                  (ii) Fee title to those certain parcels of land legally described on Exhibit A 32 through Exhibit A-34, inclusive, together with all privileges, rights, easements, hereditaments, and appurtenances thereunto belonging, if any, and all right, title and interest, if any, of each Owner owning same in and to all streets, alleys, passages and other rights of way included therein or adjacent thereto (before or after the vacation thereof), and all streets, water courses or water bodies adjacent to, abutting or serving such parcels (all of said parcels being herein collectively referred to as the "Vacant Parcels" and individually as a "Vacant Parcel"; the Vacant Parcels and the Fee Parcels are collectively referred to herein as the "Parcels" and individually as a "Parcel"). The Vacant Parcels contain no improvements.

                  (iii) All of Owner's right, title and interest in and to those certain buildings containing, in the aggregate, approximately 3,805,108 square feet of net rentable area located on certain of the Parcels, which buildings are generally described on Exhibit B attached hereto and by this reference incorporated herein (herein referred to as the "Property Schedule") and, to the extent owned by the Owners, all other improvements and structures of any kind or nature whatsoever now or hereafter located on the Parcels (said buildings are herein referred to collectively as the "Buildings" and individually as a "Building").

                  (iv) All of Owners' right, title and interest as landlord under (a) any leases, licenses and concession agreements, if any, including all amendments thereto of any portions of the Buildings (herein referred to as the "Building Leases"), and (b) any leases, including all amendments thereto, of any portions of the Vacant Parcels (herein referred to as the "Farm Leases"; the Building Leases and the Farm Leases are collectively referred to as the "Leases" and individually as a "Lease"). A schedule identifying the Leases and listing the tenants thereunder (herein referred to as "Tenants") and identifying certain of the terms thereof is attached as Exhibit C and incorporated herein by reference (herein referred to as the "Lease Schedule").

                  (v) To the extent of Owners' right, title and interest therein, and to the extent freely transferable and assignable, all fixtures, equipment, apparatus, cranes, signs, site plans, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans and other plans or studies of any kind, tenant data sheets and other personal and tangible property owned by Owners and used in connection with the operation and ownership of the Projects (herein referred to as the "Personal Property"). A schedule identifying the Personal Property for the Projects is attached as Exhibit D and incorporated herein by reference.


                  (vi) To the extent of Owners' right, title and interest therein, and to the extent freely transferable and assignable, all intangible property now or hereafter owned or held by Owners between the date hereof and the Closing, solely in connection with the Projects, including, but not limited to, (1) all guaranties, warranties (including guaranties and warranties pertaining to construction of the Buildings); (2) all air rights, excess floor area rights and other development rights relating or appurtenant to the Projects; (3) all rights to obtain utility service in connection with the Projects; (4) assignable licenses and other governmental permits and permissions relating to the Projects and the operation thereof; and (5) all assignable contracts and contract rights (all of the foregoing are herein referred to collectively as the "Intangible Property").

         B. Each Parcel, the Building thereon, if any, and the Leases, Personal Property, and Intangible Property associated therewith, if any, are herein referred to collectively as the "Projects" and individually as a "Project". Each specific Project identified on the Property Schedule may be referred to as the Project identified with corresponding location set forth on the Property Schedule.

         3. Purchase Price.

         A. The parties hereto agree that in connection with the transactions herein contemplated the allocated portion of the purchase price of each of the Projects shall be the amount specified for each Project as set forth on Exhibit T attached hereto and made a part hereof (each such purchase price being herein referred to individually as a "Project Purchase Price", and the aggregate of all Project Purchase Prices in the amount of $125,100,000.00 is herein referred to collectively as the "Purchase Price"). The Purchase Price shall be paid as set forth in Sections 3B, 3C and 3D below.

         B. Purchaser shall deliver to Chicago Title and Trust Company (herein referred to as the "Escrowee") the sum of Four Million and No/100 Dollars ($4,000,000.00) as earnest money (said money, including any and all interest accrued thereon, is herein referred to collectively as the "Earnest Money") within two (2) business days after the full execution and delivery of this Agreement. The Earnest Money shall be held in a joint order escrow to be entered into between Seller and Purchaser with Escrowee in the form of Exhibit E attached hereto and made a part hereof, and shall be invested in an interest bearing investment acceptable to Seller and Purchaser, and all income earned thereon shall be paid to the party to whom the principal portion of the Earnest Money is paid pursuant to the terms of this Agreement. The Earnest Money shall be applied toward the Purchase Price at Closing. Notwithstanding the foregoing, Purchaser may, in lieu of a cash deposit, deposit an irrevocable letter of credit in the amount of the Earnest Money, provided the form of the irrevocable letter of credit is reasonably acceptable to Seller and provided further that the letter of credit is issued by Bank One, N.A., LaSalle Bank National Association or such other financial institution as may be reasonably acceptable to Seller.

         C. Those Projects identified on Exhibit F attached hereto and by this reference incorporated herein are encumbered by mortgages which secure letter of credit obligations which in turn serve as credit enhancement for the industrial revenue bonds identified on Exhibit F attached hereto and by this reference incorporated herein (collectively, the "Bonds"). Purchaser shall use commercially reasonable efforts to obtain, prior to Closing, at Purchaser's sole cost and expense (including, without limitation, all legal fees and costs of the remarketing agent and trustee with respect to the Bonds (the "Bond Costs")), (i) written evidence from each Rating Agency (as said term is defined in the Bond Documents) that the rating on the Bonds will not be reduced or withdrawn as a result of the delivery of the Alternate Credit Facility (as said term is defined in the Bond Documents) (it being understood by Seller and Purchaser that, pursuant to the Bond Documents, said evidence must be presented to the Trustee (as said term is defined in the Bond Documents) no less than 35 days prior to the delivery of the Alternate Credit Facility); (said written evidence is hereinafter collectively referred to as the "Rating Agency Evidence"); (ii) the consent of LaSalle Bank National Association ("LaSalle"), as the holder of the mortgage debt and the issuer of the letters of credit securing the Bonds, to the substitution of Purchaser's credit to support the existing letters of credit (the "Bond Consent") (it being understood by Purchaser and Seller that in connection with the Bond Consent, LaSalle will be asked to provide an Alternate Credit Facility); and (iii) the unconditional, irrevocable release by LaSalle of Seller and its affiliates from any and all liability under the Bond Documents, except as may relate to environmental and other carve-out liability that would otherwise survive payment in full of the Bonds (the "Bond Release"). Purchaser and Seller acknowledge that, in connection with the delivery of the Alternate Credit Facility to the Trustee, Purchaser shall use commercially reasonable efforts to cause to be delivered to the Trustee the following opinions: (i) an opinion of counsel selected by Purchaser stating that delivery of the Alternate Credit Facility is authorized under the Bond Documents and complies with the terms of the Bond Documents, (ii) an opinion of counsel to LaSalle (or such other bank that shall agree to deliver an Alternate Credit Facility) stating that the Alternate Credit Facility is a legal, valid, binding and enforceable obligation of LaSalle in accordance with its terms (subject only to usual exceptions relating to bankruptcy and similar matters) and (iii) an opinion of Bond Counsel (as said term is defined in the Bond Documents) to the effect that the Alternate Credit Facility will not adversely affect the exclusion from gross income of interest on the Bonds (said opinions are hereinafter collectively referred to as the "Alternate Credit Facility Opinions"). Purchaser shall, within five (5) days after written request therefor, provide any information and/or materials regarding Purchaser and/or any of its affiliates reasonably requested or required by LaSalle, the remarketing agent, the Bond trustee and/or any holder of the Bonds in connection with the foregoing. Seller agrees to cooperate and assist Purchaser in its efforts to obtain the Rating Agency Evidence, the Bond Consent, the Bond Release and the Alternate Credit Facility Opinions. Purchaser shall receive a credit against the Purchase Price for the aggregate amount of the Bonds and other amounts due in connection therewith (other than the Bond Costs), including without limitation accrued interest, less any reserves and escrows that will continue to be maintained in connection therewith for the benefit of the borrower or guarantor thereunder after the assumption of the Bonds by Purchaser, all as set forth in said Exhibit F (as may be adjusted between the date hereof and the Closing Date). Notwithstanding the foregoing or anything else in this Agreement to the contrary, if Purchaser fails to obtain either the Rating Agency Evidence, the Bond Consent, the Bond Release and the Alternate Credit Facility Opinions, or any of them, as provided aforesaid, despite reasonable efforts to do so, Purchaser shall not be in default hereunder and shall be permitted to terminate this Agreement upon written notice given to Seller prior to the Closing Date and obtain a return of all Earnest Money theretofore paid, it being acknowledged and understood that obtaining the Rating Agency Evidence, the Bond Consent, the Bond Release and the Alternate Credit Facility Opinions are conditions of Closing and will not subject Purchaser to default for failing to obtain the same, provided Purchaser has used diligent and commercially reasonable efforts to obtain the same. Seller will reasonably cooperate with Purchaser in connection with Purchaser's assumption of Seller's (or its affiliate's) obligations with respect to the Bonds and will execute and deliver any certificates or documents reasonably and customarily requested to effectuate such assumption and assignment, provided such documents are in form and substance reasonably acceptable to Seller. At Purchaser's option, upon notice to Seller given not less than sixty (60) days prior to the Closing Date, Purchaser may elect to purchase one or more of the Projects encumbered by the Bonds free and clear of the Bonds which currently encumber such Projects, in which case Seller shall redeem such Bond(s) as of the Closing Date. Notwithstanding the foregoing provisions of this Section 3C, so long as the value of the Bonds and Illinois Bonds (as defined below) assumed by Purchaser equals or exceeds $24.9 million in the aggregate (less, if applicable, the outstanding principal amount of any Bonds Purchaser elects to cause Seller to redeem), Purchaser shall not be entitled to terminate this Agreement pursuant to this Section 3C as a result of any such redemption or Purchaser's failure to obtain any of the approvals or consents required with respect to the Bonds.

         D. In addition to the Bonds, Prime IRB Holdings II LLC is the holder of those certain industrial revenue bonds identified on Exhibit G attached hereto and by this reference incorporated herein (collectively, the "Illinois Bonds"). At Purchaser's option, upon notice to Seller given not less than forty-five (45) days prior to the Closing Date, Purchaser shall elect to (i) purchase the Projects identified on Exhibit G (the "Illinois Bond Projects") free and clear of the Illinois Bonds, in which case Seller shall redeem the Illinois Bonds, or
(ii) purchase the Illinois Bond Projects subject to the Illinois Bonds, in which case Seller agrees to (1) reasonably cooperate with Purchaser in connection with Purchaser's assumption of Seller's obligations with respect to the Illinois Bonds; (2) execute and deliver any certificates or documents reasonably and customarily requested to effectuate such assumption and assignment, provided such documents are in form and substance reasonably acceptable to Seller; and
(3) shall use reasonable commercial efforts to deliver to Purchaser copies of all Adjustable Rate Reset Certificates issued with respect to the Illinois Bonds. Notwithstanding anything to the contrary contained in this paragraph, provided that Seller has been reasonably cooperating with Purchaser in connection with Purchaser's assumption of Seller's obligations with respect to the Illinois Bonds, Closing shall not be delayed in the event that Purchaser is unable to assume Seller's obligations under the Illinois Bonds on the Closing Date. Notwithstanding anything to the contrary contained in this Agreement, in no event shall Purchaser be entitled to any credits against the Purchase Price in connection with the assumption of the Illinois Bonds.

         E. The parties further acknowledge that Purchaser intends to assume Seller's obligations under the existing debt (the "CIBC Debt") originally held by CIBC Inc. ("CIBC"), which CIBC Debt is secured by those Projects identified on Exhibit H attached hereto and made a part hereof. Seller agrees to use commercially reasonable efforts to obtain the approval of all requisite entities to the assumption by Purchaser of the CIBC Debt, including, but not limited to, sending out requests for loan assumption packages (the "Loan Assumption Requests") to the servicer of the CIBC Debt (said approvals are hereinafter collectively referred to as the "CIBC Debt Assumption Approvals"). Purchaser agrees that, in connection with the efforts of Purchaser and Seller to obtain the CIBC Debt Assumption Approvals, Purchaser or an affiliate acceptable to such servicer shall agree in written documentation reasonably acceptable to the servicer to fund additional amounts of equity (the "Additional Purchaser Equity") for leasing and other costs relating to the Projects encumbered by the CIBC Debt. It shall be a condition to Seller's obligations hereunder that Seller shall obtain from the servicer of the CIBC Debt (i) a written consent and amendments to the loan documents relating to the CIBC Debt evidencing the assumption of the CIBC Debt by Purchaser (the "CIBC Consent"), (ii) the unconditional, irrevocable release of Seller and its affiliates from any and all liability under the CIBC Debt, except as may relate to environmental and other carve-out liability that would otherwise survive payment in full of the CIBC Debt (the "CIBC Release"), and (iii) an estoppel certificate substantially in the servicer's standard form. Purchaser agrees to cooperate and assist Seller in its efforts to obtain the CIBC Debt Assumption Approvals, including, but not limited to, providing the servicer of the CIBC Debt with any reasonable and customarily provided financial information it shall request in connection therewith. At Closing, Seller and Purchaser will sign such documents and agreements as are reasonable and customarily required by the servicer in connection with Purchaser's assumption of the CIBC Debt and funding of the Additional Purchaser Equity. Purchaser shall pay (or reimburse Seller for) all application fees, assumption fees, and any other costs and expenses (including up to $25,000 for Seller's legal fees and the full amount of lender's legal fees and costs (the "CIBC Costs")) incurred by Seller in connection with Purchaser's assumption of or defeasance of the CIBC Debt. Purchaser shall receive a credit against the Purchase Price in the amount of the existing outstanding principal balance and accrued and unpaid interest of the CIBC Debt and all other amounts accrued and unpaid with respect to any period of time prior to Closing (other than the CIBC Costs), less any reserves and escrows maintained in connection therewith for the benefit of the borrower or guarantor thereunder, all as set forth in said Exhibit H (as may be adjusted between the date hereof and the Closing Date). Notwithstanding anything to the contrary contained in this
Section 3D, obtaining the CIBC Debt Assumption Approvals shall not be a condition precedent to Closing, and if the CIBC Debt Assumption Approvals are not received within sixty (60) days after the Loan Assumption Requests have been properly submitted by Seller in accordance with the CIBC Documents, Purchaser shall be required to proceed with the defeasance of the CIBC Debt in accordance with the provisions of the CIBC Documents. All fees, costs, and expenses (including up to $25,000 for Seller's legal fees and the full amount of lender's legal fees and costs) incurred by Seller in connection with Purchaser's defeasance of the CIBC Debt shall be paid by Purchaser.

         F. All Projects not encumbered by the CIBC Debt or mortgages securing the Bonds (the "Non-Assumed Debt Projects") are subject to certain mortgage liens securing obligations (the "Non-Assumed Debt") described on Exhibit H, which Non-Assumed Debt shall be paid off at Closing by Seller and which will not be assumed by Purchaser. Purchaser shall pay all yield maintenance costs and related prepayment costs incurred by Seller in connection with the prepayment of the Non-Assumed Debt up to a maximum of $151,000. Any costs in excess of $151,000, if any, relating to the prepayment of the Non-Assumed Debt shall be paid by Seller.

         G. The balance of the Purchase Price shall be paid at the Closing, plus or minus prorations, by wire transfer of federal funds into the Closing Escrow for disbursement to Seller upon full compliance with the provisions hereof and thereof.

         4. Time of Closing.

         A. Subject to the satisfaction or waiver of the conditions precedent contained in this Agreement, and subsequent to the expiration of the Inspection Period without Purchaser having terminated as provided in Section 7A hereof, the consummation of the sale of the Projects (herein referred to as the "Closing") shall occur on the forty-sixth (46th) day following the date of this Agreement (herein referred to as the "Closing Date"). Notwithstanding the foregoing, either Purchaser or Seller may extend the Closing Date for up to two (2) additional fifteen (15) day periods (in the aggregate for both Seller and Purchaser) to allow such party to fulfill the conditions precedent set forth in Sections 10A(vi) and 10B(ii) of this Agreement, to obtain the Tenant Letters required by Section 8B(x) of this Agreement, to cure Title Defects as set forth in Section 6, or to redeem any of the Bonds or Illinois Bonds which Purchaser elects to redeem pursuant to Section 3C or 3D. The right to extend the Closing Date shall be exercised, if at all, by written notice to the other party given not later than the two (2) business days prior to the Closing Date (as extended, if applicable). The Closing shall take place at the downtown Chicago offices of the Title Company, or such other place as the parties may agree.

         B. In the event Purchaser is required to effect a defeasance of the CIBC Debt in accordance with Section 3E and such defeasance cannot reasonably be accomplished prior to the Closing Date, as it may have been extended pursuant to
Section 4A, provided Purchaser proceeds diligently to effect the defeasance of the CIBC Debt, the Closing shall occur five (5) business days after the date on which such defeasance occurs, provided, however, if such defeasance has not been accomplished by December 2, 2004, either party shall have the right to terminate this Agreement at any time thereafter upon five (5) days written notice to the other party , provided that if the defeasance occurs within such five (5) day period, the notice of termination shall be null and void and the parties shall close the transaction as contemplated herein.

         C. The Closing shall be consummated through a "New York"-style escrow closing (herein referred to as the "Closing Escrow") with the Escrowee on the Closing Date.

         5. Due Diligence Documents to be Delivered by Seller.

         A. To the extent not previously provided, Seller shall deliver or make available (subject to Section 5B) to Purchaser within two (2) days after the date of this Agreement, the following items to the extent same exist and are in each Owner's possession, relating to each of the Projects (collectively, the "Basic Project Information"):

                  (i)  Copies  of  all   certificates  of  occupancy  and  other
         necessary governmental licenses or approvals relating to the Buildings and the Tenants.

                  (ii) True, correct and complete copies of "as-built" plans and specifications relating to the Buildings and any modifications or amendments thereto, if available, and copies of any reports or studies (including engineering, soil boring and physical inspection reports of employees, principals, consultants, governmental authorities or insurance carriers) in respect of the physical condition or operation of the Building.

                  (iii) Copies of the bills issued for the three (3) most recent years for which bills have been issued (or for such shorter period that the Owners owned the applicable Project) for all real estate taxes and a copy of any and all notices pertaining to real estate taxes or assessments. Seller shall promptly deliver or make available (subject to the provisions of Section 5B) to Purchaser copies of any such bills or notices received by Seller after the date hereof but prior to the Closing. In the event that any taxes or assessments for said years have been appealed or are in the process of being appealed, Seller shall provide Purchaser with copies of all petitions for appeal and evidence of fee agreements or of full payment of the cost of any such appeals including the full payment of attorneys' fees, as applicable, and Purchaser shall reimburse Seller for a portion of such fees to the effect that (1) such fee reductions benefit a period of time from and after the Closing, (2) Purchaser received a proration at Closing relating to such taxes, or (3) Tenants reimburse Purchaser for such fees under the Leases.

                  (iv) A schedule of all claims and settlements on insurance policies within the past three (3) years (or for such shorter period that the Owners owned the applicable Project) and true and correct copies of any such claim or settlement upon Purchaser's request.

                  (v) True, correct and complete copies of all service and maintenance contracts, management agreements, leasing agreements and other written agreements of any kind, and all amendments and modifications thereto, which Seller, Owner or its agents and affiliates have entered into in connection with the construction, development, maintenance, ownership and operation of the Projects which might survive the Closing and a schedule listing all such contracts and agreements (such contracts and agreements being herein collectively referred to as the "Project Contracts"). If no such Project Contracts exist as to any Project, the applicable Owner shall deliver to Purchaser its written certification thereof. All Project Contracts described on Exhibit I attached hereto and made a part hereof (herein referred to as the "Assumed Contracts") will be assigned to Purchaser at Closing. Seller shall be responsible for all amounts due under all Project Contracts other than Assumed Contracts.

                  (vi) True, correct and complete copies of all documents evidencing and securing, and otherwise relating to, the Bonds and the Illinois Bonds and Seller's and its affiliates reimbursement obligations related thereto (herein referred to collectively as the "Bond Documents").

                  (vii) True, correct and complete copies of all documents evidencing and securing, and otherwise relating to, the CIBC Debt and Seller's and its affiliates obligations related thereto (herein referred to collectively as the "CIBC Documents").

                  (viii) True, correct and complete copies of the Leases.

                  (ix) Statements of operations (herein referred to as the "Financial Statements") for 2003 (or for such period that the Owners owned the applicable Project), as well as operating statements for the months of January through April, inclusive, of 2004.

                  (x) Copies of existing title policies and surveys.

                  (xi) True, correct and complete copies of all financial statements and insurance certificates (or policies) received from Tenants and correspondence files of such Tenants.

                  (xii) All other material studies, reports, maps, and documents related to the Projects, including without limitation engineering reports, surveys, environmental reports, traffic circulation, flood control and drainage plans, design renderings, shop drawings, feasibility studies and all correspondence with governmental agencies and their personnel concerning the same, but excluding market analyses and any materials designated privileged under the attorney-client privilege in connection with existing environmental litigation.

         B. Seller or its agent shall copy any of the Basic Project Information upon the reasonable request of Purchaser, to the extent same can be readily copied and if same cannot be readily copied, Seller shall make such Basic Project Information available for review by Purchaser.

         C. To the extent not previously provided, Seller shall deliver or make available to Purchaser within five (5) business days after the date on which a detailed request is made, any documents reasonably requested by Purchaser in connection with Purchaser's diligence with respect to whether the interest on the Bonds is exempt from federal income taxation to the extent such documents exist and are in Seller's possession or control.

         6. Title and Survey.

         A. As used herein, the following definitions shall apply:

                  (i) "Mandatory Cure Items" shall mean:

                        (a) superceded mortgages on the CIBC Debt Projects and those mortgages that were intended to be superceded mortgages relating to the CIBC Debt ("Superceded Mortgages");

                        (b) mortgages and other related liens on the Non Assumed Debt Projects;

                        (c)   mechanic   lien   claims   or  other   liens  or
                              encumbrances of a definite or ascertainable amount that can be removed by the payment of a definite sum of money at the Closing provided the same may be bonded or insured over at Seller's expense and provided further that Seller shall not in any event be required to expend more than $2,000,000.00 in the aggregate to cure any Mandatory Cure items (excluding mortgages and related liens);

                        (d) judgments against Seller or any Owner provided the same may be bonded or insured over at Seller's expense and provided further that Seller shall not in any event be required to expend more than $2,000,000.00 in the aggregate to cure the Mandatory Cure items (excluding mortgages and related liens); and

                        (d) requirements relating to the ownership documents of Seller or any Owner.

                  (ii) "Deemed Permitted Exceptions" shall mean:

                        (a) mortgages and other related liens relating to the Bonds and the CIBC Debt, other than the Superceded Mortgages;

                        (b) the rights of Tenants under the Leases as tenants only with no rights to purchase except for the rights of the tenants set forth on Exhibit J attached hereto and by this reference incorporated herein to purchase the Project in which they are located; provided, however, Seller shall disclose such rights to the Title Company and cause the Title Company to provide affirmative title coverage insuring that those tenants have no right to purchase any of the Projects as a result of the transaction contemplated by this Agreement;

                        (c) for each Project, those matters set forth for such Project on Exhibit K attached hereto and made a part hereof;

                        (d) acts of the Purchaser and those claiming by, through, and under Purchaser; and

                        (e) real estate taxes and assessments not due and payable as of the Closing.

         B. Seller has delivered, and Purchaser acknowledges receipt of the following with respect to each Project, excepting only those items listed on Exhibit L (the "Undelivered Title Items"):

                  (i) an updated title commitment (dated after May 1, 2004) for each Project (herein referred to as a "Title Commitment") issued by the Chicago Title Insurance Company (herein referred to as the "Title Company") to issue an ALTA Form B (1992) Owner's Title Insurance Policy (herein referred to as a "Title Policy") in the amount of the applicable Project Purchase Price (irrevocable for at least six (6) months) showing title to the applicable Project in the applicable Owner, naming Purchaser as the proposed insured and showing the current status of title as to such Project;

                  (ii) copies of all documents referenced in Schedule B to such Title Commitments (the "Title Exception Documents"); and

                  (iii) an existing survey and a current as-built survey dated after June 1, 2004 (each such survey is herein referred to as a "Survey"), prepared by a surveyor licensed by the State of Illinois or Indiana, as applicable, and reasonably acceptable to Purchaser, certified to Purchaser and the Title Company by such surveyor as being true, accurate and having been prepared in accordance with the minimum requirements for a Land Title Survey adopted by the American Title Association (now known as the American Land Title Association) and the American Congress on Survey and Mapping in 1992, meeting the requirements of a Class A Urban Survey, and setting forth items 1, 2, 3, 4, 6, 7(a), 7(b), 7(c), 8, 9, 10, 11, and 15 shown on Table A thereof.

         C. With the sole exception of the Undelivered Title Items, Purchaser has reviewed all of the Title Commitments, Surveys, and Title Exception Documents related to each of the Projects. All matters (the "Unpermitted Exceptions"), other than Deemed Permitted Exceptions set forth in the Title Commitments, Surveys and Title Exception Documents other than the Permitted Exceptions are unacceptable to Purchaser. Seller shall cure all Mandatory Cure Items to the extent required pursuant to Section 6A(i) and shall, subject to the terms and provisions of this Section 6, use commercially reasonable efforts to have the Unpermitted Exceptions deleted or insured over prior to the Closing, and, if required, the Closing may be extended in accordance with the provisions of Section 4A for up to two (2) additional fifteen (15) day periods until said items have been deleted or insured over.

         D. Seller shall deliver the Undelivered Title Items as soon as is reasonably practicable, but in no event later than the thirtieth (30th) day following the date of this Agreement, provided, however, in no event shall Seller be in default hereunder for a failure to correct minor clean-up items and corrections within said thirty-day period if the Undelivered Title Items delivered were otherwise in conformance with the provisions of this Agreement within said thirty-day period. Purchaser shall have seven (7) business days after the delivery of all Undelivered Title Items for each Project to review the same. If an Undelivered Title Item shall disclose any matters (other than Deemed Permitted Exceptions or Mandatory Cure Items) which were not raised or shown in the previously delivered Title Commitments, Title Exception Documents or the Surveys previously delivered by Seller to Purchaser, if any, and which are unacceptable to Purchaser for any reason (subject to any obligations imposed upon Purchaser by law to act in good faith), including, but not limited to, the unwillingness of the Title Company to issue extended coverage or the endorsements described in Section 6G below, then Purchaser shall have the right to object to any such matters (each a "Title Defect" and collectively, "Title Defects") by delivering to Seller, prior to the expiration of the aforementioned seven (7) business day period, written notice (the "Title Defect Notice") of such Title Defects. Purchaser's failure to deliver the Title Defect Notice as aforesaid, or failure to raise in the Title Defect Notice any such matters, shall be deemed Purchaser's disapproval of such matters disclosed in such Undelivered Title Item and any such matters shall be deemed Title Defects. Within five (5) business days after receipt of a Title Defect Notice or expiration of said five (5) business day period, Seller shall advise Purchaser as to which Title Defects will be deleted or insured over and, if applicable, which of such Title Defects will not be so deleted or insured over. If required, Seller shall have the right to extend the Closing in accordance with the provisions of Section 4A for up to two (2) additional fifteen (15) day periods until said items have been deleted or insured over. Seller's failure to advise Purchaser within said five (5) business day period shall be deemed Seller's election to not cause such Title Defects to be deleted or insured over. To the extent there is an agreement between Seller and Purchaser as to the Title Defects to be deleted or insured over, all other matters referenced in the Undelivered Title Item so delivered, other than Mandatory Cure Items, shall be Permitted Exceptions hereunder as to the applicable Project. If, however, Seller elects or is deemed to elect not to cause a Title Defect to be deleted or insured over, then Purchaser shall have the right to terminate this Agreement by written notice given not later than five (5) business days after Purchaser's receipt of Seller's notice as to Title Defects or, if applicable, the expiration of the five (5) business day period in which Seller was to deliver such notice. Purchaser's failure to deliver to Seller notice of Purchaser's termination of this Agreement within the aforesaid five (5) business day period shall be deemed Purchaser's election to terminate this Agreement. In the event that Purchaser elects or is deemed to have elected to terminate this Agreement as a result of a Title Defect affecting that certain Parcel located at East Chicago Enterprise Center on which the building commonly referred to as Building T is located (the "Building T Parcel"), Seller may, at Seller's sole option, by written notice given not later than seven (7) business days after Purchaser's election or deemed election to terminate this Agreement, deem such election to be a termination of the Agreement solely with respect to the Building T Parcel and this Agreement shall continue in full force and effect as to the balance of the Projects with no adjustment to the Purchase Price. Seller's failure to deliver to Purchaser notice of Seller's election within the aforesaid seven (7) business day period shall be deemed Seller's election to terminate this Agreement only with respect to the Building T Parcel, in which event this Agreement shall continue in full force and effect as to the balance of the Projects with no adjustment to the Purchase Price.

         E. At the Closing, the Projects shall be conveyed (directly or indirectly) to Purchaser or Purchaser's nominee(s) by special warranty deeds, subject only to Deemed Permitted Exceptions; and other matters agreed or deemed to be Permitted Exceptions as provided in this Section 6 (collectively, the "Permitted Exceptions").

         F. At the Closing, the Title Commitments shall be updated and furnished to Purchaser, showing title being subject only to Permitted Exceptions. If such updated Title Commitments disclose any matters not previously disclosed in the Title Commitments originally delivered to Purchaser, other than Permitted Exceptions, Purchaser and Seller shall thereafter follow the same procedure as set forth in Section 6D for the determination of Permitted Exceptions, Title Defects, regulations thereto, and rights of termination. In such event, Closing may be delayed by either Purchaser or Seller for up to 30 days as may be necessary to accomplish the foregoing.

         G. During the Inspection Period, Purchaser shall determine whether or not it can obtain the agreement of the Title Company that the Title Policy, which will be issued pursuant to the title commitment at the Closing, will provide full extended coverage insurance which shall result in the deletion of the general exceptions and confirm that the Title Policy for each Project shall contain the following affirmative endorsements (all on the Title Company's standard form):

                  (i) An endorsement insuring Purchaser that except for Permitted Exceptions, there are no violations of any restrictive covenants, conditions or restrictions affecting the Project, that there are no encroachments by the Building onto any easements or any building lines or setbacks affecting the Project, or onto any adjacent property, or any encroachments onto the Parcel of existing improvements located on adjoining land.

                  (ii) An access endorsement insuring that the streets and roads adjacent to the Project (or adjacent to easements benefiting such Projects) are public streets and that there is direct and unencumbered access to the same from the Project.

                  (iii) A survey endorsement insuring that all the property insured is legally described on a specifically mentioned Survey and foundations in place as of the date of such policy are within the lot lines and applicable setback lines, that the Building does not encroach onto adjoining land or onto any easements, and that there are no encroachments of improvements from adjoining land onto the Project or any part thereof, except for Permitted Exceptions.

                  (iv) An ALTA 3.1 zoning endorsement insuring that the Project is zoned for the present and contemplated building and business thereon and insuring against loss or damage arising due to a prohibition of said use or requiring removal of the Buildings due to a violation of any applicable laws, codes, ordinances, statutes, regulation (all such laws, codes, ordinances, statutes and regulations are herein referred to collectively as "Laws"), including but not limited to Laws relating to area of the Project, floor area of the Building, setbacks, height and number of parking spaces.

                  (v)  A  contiguity   endorsement  insuring  that  all  parcels
         comprising each Project, to the extent applicable, are contiguous.

                  (vi) An endorsement insuring that all of the Project is covered by one (1) or more permanent index numbers which do not cover other property.

                  (vii) An endorsement deleting the creditors' rights exception.

                  (viii) A utility facility endorsement.

                  (ix)   Restriction   and/or   encroachment   endorsement,   if
         applicable.

         Purchaser and Seller shall proceed diligently and cooperate with each other to obtain the written commitment of the Title Company to issue all of the endorsements referenced above. Seller shall execute those documents listed on Exhibit M attached hereto in form and substance reasonably required by the Title Company in order to issue the endorsements referenced above and shall provide all additional documentation reasonably and customarily required by the Title Company in order to issue the extended coverage and all of the endorsements. In the event that Purchaser determines that it cannot obtain extended coverage or any of the foregoing endorsements, Purchaser may terminate this Agreement upon written notice to Seller given not later than 5:00 p.m., Chicago time, on the last day of the Inspection Period.

         H. With respect to the 11039 Gage Avenue Project and the 11045 Gage Avenue Projects, Purchaser acknowledges and agrees that the forms of the pro forma policies distributed 7/27/04, including, without limitation, the access endorsements attached thereto, are acceptable in form and substance to Purchaser and, provided the Title Company delivers Title Policies in substantially the same form as the 7/27/04 pro formas, such Title Policies will be accepted by Purchaser as meeting the requirements contained herein for such Title Policies.

         I. Purchaser acknowledges and agrees that Purchaser has received and reviewed copies of the settlement agreements with USX Corporation (the "USX Settlement Agreement") and Signode Corporation, a Division of Illinois Tool Works, Inc. (the "Signode Settlement Agreement") relating to the litigation entitled Enterprise Center VII, L.P., Enterprise Center VIII, L.P., Enterprise Center IX, L.P., Enterprise Center X, L.P. and Kemper/Prime Industrial Partners
v. USX Corporation v. The Prime Group, Inc., Case No. 96C 5283, filed on August 22, 1996, in the United States District Court for the Northern District of Illinois, Eastern Division, and that certain provisions of the Settlement Agreements, including, but not limited to, release provisions, are binding upon and/or benefit Purchaser, as a successor in interest to Seller and the Owners of the Chicago Enterprise Center Project. Purchaser further acknowledges and agrees that Seller is required pursuant to the USX Settlement Agreement and the Signode Settlement Agreement to record the Memorandum of Settlement re USX Corporation and the Memorandum of Settlement re Signode Corporation (collectively, the "Memoranda of Settlement Agreements") against those Parcels which are part of the Chicago Enterprise Center Project, and that the recordation of such documents shall in no event cause a default by Seller under this Agreement. Unless and until the Title Company includes the Memoranda of Settlement Agreements as exceptions on the relevant Title Policy(ies), such documents shall not constitute Permitted Exceptions hereunder. Notwithstanding the foregoing, Purchaser and Seller each acknowledge and agree that the Memoranda of Settlement Agreements are documents recorded in the records of Cook County, Illinois against those Parcels comprising the Chicago Enterprise Center Project and that under no circumstances shall Seller's failure to include the Memoranda of Settlement Agreements as Permitted Exceptions in the Special Warranty Deeds to be delivered at Closing create any liability whatsoever on the part of Seller and/or its successors and assigns to Purchaser and/or its successors and assigns. The provisions of this Section 6I shall survive the Closing.

         J. As of the date of this Agreement, Seller has been unable to secure the Title Company's agreement to issue an access endorsement with respect to that portion of the Parcel comprising the 4440-4635 Railroad, East Chicago, IN Project lying immediately west of the Indiana Harbor Canal ("Parcel 12"). Prior to the Closing, Seller shall use commercially reasonable efforts to obtain an access endorsement with respect to Parcel 12 from the Title Company. In the event the Title Company does not agree to issue such access endorsement on or before September 1, 2004, Seller shall use commercially reasonable efforts to obtain an access easement across the Indiana Harbor Belt Railroad tracks adjacent to Parcel 12 for the benefit of Parcel 12, including the payment of any commercially reasonable fee not to exceed One Hundred Thousand Dollars
($100,000) in connection therewith. Notwithstanding anything to the contrary contained in this Agreement, Seller's failure to obtain either the access endorsement or the access easement shall in no event be a Title Defect hereunder and Purchaser shall be obligated to close the transactions contemplated by this Agreement without an access endorsement or access easement with respect to Parcel 12. In the event Seller does not obtain an access endorsement or access easement prior to Closing but Purchaser is able to negotiate an access easement within the six (6) month period after the Closing Date, Seller shall pay any commercially reasonable fee paid in connection therewith up to a maximum of One Hundred Thousand Dollars ($100,000).

         7. Inspection Period.

         A. At all times prior to Closing, including times following the "Inspection Period" (which Inspection Period is herein defined to be the period which commenced as of May 4, 2004 and expired as of the date and time on which this Agreement is executed by the parties), Purchaser, its agents and representatives (the "Purchaser Parties") shall be entitled to conduct an inspection (herein referred to as "Basic Project Inspection"), which will include the rights to (subject to the provisions of this Section 7): (i) upon reasonable prior notice (which shall be at least one (1) business day), enter upon the Projects at reasonable times during business hours to perform inspections and tests of the Projects, including, but not limited to, inspection, evaluation and testing of the heating, ventilation and air-conditioning systems and all components thereof, the roof of the Buildings, the parking lots, all structural and mechanical systems within the Buildings, including, but not limited to, sprinkler systems, power lines and panels, air lines and compressors, automatic doors, tanks, pumps and plumbing, and all equipment, vehicles, and Personal Property, provided Seller shall have the right to have a representative present during any visits to or inspections of any Project; (ii) examine and copy any and all books, records, tax returns, correspondence, financial data, leases, and all other contracts, agreements, documents in the possession of Seller, Owners or their agents, relating to receipts and expenditures pertaining to the Projects for the three (3) most recent full calendar years (or such shorter period of time as Owners may have owned the Projects) and the current calendar year; (iii) make investigations with regard to zoning, environmental (as provided in Section 7B below), building code and other legal requirements including, but not limited to, an environmental "Assessment" as specified in Section 7B below including (but not limited to) an analysis of the presence of any asbestos, chlordane, formaldehyde or other Hazardous Material (as hereinafter defined) in, under or upon the Project; (iv) make or obtain market studies and real estate tax analyses; (v) interview any Tenant at the Project with respect to its current and prospective occupancy at the Project (provided, however, that neither Purchaser nor any of the Purchaser Parties shall contact or attempt to contact any Tenant of any Project for any reason whatsoever without Seller's prior written consent, which may be granted or withheld in Seller's reasonable discretion, and Seller shall have the right to have a representative present during any meetings or discussions with any Tenant); (vi) review the Basic Project Information; (vii) analyze the financial feasibility of ownership of the Projects; and (viii) analyze the tax-exempt status of the Bonds and the Illinois Bonds. If Purchaser, in its sole and absolute discretion, determines that the results of any inspection, test or examination do not meet Purchaser's (or its underwriters', investment committees', board of directors', investment bankers', lenders', ratings agencies' or investors') criteria for the purchase, financing or operation of any of the Projects in the manner contemplated by Purchaser, or if the information disclosed does not otherwise meet Purchaser's investment criteria or underwriting for any reason whatsoever, or if Purchaser, in its sole discretion, otherwise determines that any of the Projects are unsatisfactory to it, then, subject to Section 7C below, Purchaser may terminate this Agreement with respect to all (but not less than all) of the Projects by written notice to Seller, with a copy to Escrowee, given not later than 5:00 p.m., Chicago time, on the last day of the Inspection Period. Upon such termination, the Earnest Money, together with all interest thereon, shall be returned immediately to Purchaser and neither party shall have any further liability to the other hereunder (except for obligations that, pursuant to the terms of this Agreement, survive the termination of this Agreement). Purchaser's failure to terminate this Agreement prior to the expiration of the Inspection Period shall be deemed Purchaser's waiver to terminate this Agreement pursuant to this Section 7A.

         The parties hereto acknowledge that Purchaser will expend material sums of money in reliance on Seller's obligations under this Agreement, in connection with negotiating and executing this Agreement, furnishing the Earnest Money, conducting the inspections contemplated by this Section 7 and preparing for Closing, and that Purchaser would not have entered into this Agreement without the availability of an Inspection Period. The parties therefore agree that adequate consideration exists to support Seller's obligations hereunder, even before expiration of the Inspection Period. Seller and Purchaser acknowledge that Purchaser has performed various due diligence activities and inspections with respect to the Projects prior to the date of this Agreement. Seller and Purchaser agree that the terms and provisions of this Section 7 apply to and govern such prior activities and inspections.

         B. During the Inspection Period, Purchaser or Purchaser's agent(s) shall have the right to perform or cause to be performed or complete a so-called "Phase I" environmental inspection and assessment (herein referred to as the "Assessment") of the Projects, and Seller acknowledges and consents to such Assessment; provided, however, that no invasive testing (i.e., so-called "Phase II" environmental inspections) shall be performed without the written consent of Seller, which consent may be withheld or delayed in Seller's reasonable discretion. Purchaser and its consultants shall also have the right to undertake or complete a technical review of all documentation, reports, plans, studies and information in possession of Seller, or its past or present environmental consultants, concerning or in any way related to the environmental condition of the Projects, excepting any documents classified as privileged under the attorney-client privilege in connection with pending environmental litigation. In order to facilitate the Assessment and technical review, Seller shall extend its reasonable cooperation (but without third party expense to Seller) to Purchaser and its environmental consultants, including, without limitation, providing access to all files and answering all reasonable questions. The Assessment shall evaluate the present and past uses of the Projects, and the presence on, in or under the Land (and on, in or under land sufficiently proximate to any of the Projects) of any Hazardous Materials. Purchaser agrees to engage Carlson Environmental to perform the assessment of the Projects.

         C. Purchaser hereby covenants and agrees that it shall cause all studies, investigations and inspections (including, but not limited to, the Assessment), performed at the Projects pursuant to this Section 7 to be performed in a manner that does not unreasonably disturb or disrupt the tenancies or business operations of the Tenants or the operation of any of the Projects. In the event that, as a result of Purchaser's exercise of its rights under Section 7A and 7B, any damage occurs to the Projects, then Purchaser shall promptly repair such damage, at Purchaser's sole cost and expense, so as to return the Projects to substantially the same condition as existed prior to such damage being incurred. Seller shall have the right, but not the obligation, to have a representative of Seller present at all times that Purchaser and the Purchaser Parties perform and conduct any tests, studies or other due diligence activities in, at, on, under or about the Projects, including, without limitation, a representative present at any and all conversations and/or interviews of Tenants of the Projects. If Purchaser exercises its termination right pursuant to Section 7A hereof, and upon payment for same by Seller to Purchaser at Purchaser's cost therefor, Purchaser shall deliver to Seller promptly upon receipt by Purchaser a true and complete copy of each inspection report or summary, survey, engineering or architectural study, soil test report, environmental report or other written result of any such inspection, investigation, study or test conducted by, on behalf of, or for the benefit and use of Purchaser. Purchaser agrees that it and all of the Purchaser Parties shall keep and maintain any and all studies, tests, reports, summaries and other information relating to the Projects strictly confidential. Prior to entry onto any Project to conduct or perform any studies, tests, investigations, surveys, conversations, or any other due diligence activities, Purchaser and the Purchaser Parties (or each contractor performing such services for Purchaser the and Purchaser Parties) shall deliver a certificate of insurance (showing evidence that such party has general liability and other insurance required by Seller) to Seller naming Seller, Owners, and any other parties designated by Seller from time to time as additional insureds or loss payees, as applicable, in amounts, types and form reasonably acceptable to Seller. Such certificate of insurance shall provide that the insurance evidenced thereby may not be modified, cancelled or terminated without at least fifteen (15) days prior written notice to Seller. Purchaser hereby assumes sole and entire responsibility for any and all loss of life, injury to persons and damage to property (wherever such property may be located) that may be sustained, suffered or incurred directly or indirectly due to or on account of any tests, studies, reviews, inspections and other activities of Purchaser and/or the Purchaser Parties in, on, at, under and about the Projects or any portion thereof. Purchaser, for itself and for the Purchaser Parties, hereby releases Seller, the Owners and their respective affiliates, members, officers, directors, partners, employees, agents, mortgagees, licensees, tenants, contractors, guests and invitees (and their respective affiliates, members, officers, directors, partners, employees, agents, mortgagees, licensees, contractors, guests and invitees or any tier) (all of the foregoing to be hereinafter sometimes referred to collectively as the "Seller Group") from any and all (a) liability, loss, claim, demand, lien, damage, penalty, fine, interest, cost and expense (including, without limitation, court costs and reasonable attorneys' fees), and
(b) damage, destruction or theft of property, that may arise from, in connection with or during the performance of, any and all tests, studies, reviews, inspections and other activities of Purchaser and/or any of the Purchaser Parties in, on, at, under and about the Projects or any portion thereof; provided, however, that the foregoing release shall not apply with respect to any of the foregoing caused solely and directly by the acts of Seller or the Seller Group or any representative thereof. Purchaser hereby indemnifies, protects, defends and holds Seller and the Seller Group harmless from and against any and all losses, damages, claims, causes of action, judgments, costs and expenses (including, without limitation, court costs and reasonable attorneys' fees) that Seller and/or the Seller Group actually suffers or incurs during the course of, or as a result of, or in any way arising out of, any or all of the studies, investigations, inspections and other activities (including, but not limited to, the Assessment), that Purchaser or any of the Purchaser Parties elects to perform (or causes to be performed) pursuant to this Section 7; provided, however, that the foregoing indemnity shall not apply with respect to any of the foregoing caused solely and directly by the acts of Seller or the Seller Group or any representative thereof. All of Purchaser's and the Purchaser Parties' obligations and indemnities under this Section 7 shall survive the Closing or the termination of this Agreement, whichever shall occur.

         D. Purchaser hereby acknowledges receipt of a copy of that certain Environmental Remediation and Indemnification Agreement ("Prime Indemnification Agreement") dated as of November 17, 1997 by and between Seller, as indemnitee, and The Prime Group, Inc., as indemnitor, as amended by that certain First Amendment to Environmental Remediation and Indemnity Agreement dated as of March 20, 2003 and that certain Second Amendment to Environmental Remediation and Indemnity Agreement dated as of August 28, 2003. Seller shall not assign and Purchaser shall not accept an assignment of or assume any obligations under the Prime Indemnification Agreement. Seller and Purchaser shall execute and deliver the Environmental Escrow Agreement attached hereto and made a part hereof as Exhibit N with respect to environmental remediation required in connection with the Chicago, East Chicago and Hammond Enterprise Center Projects.

         8. Closing Escrow.

         A. The Closing shall be consummated through one or more Closing Escrows on the Closing Date.

         B. At or prior to the Closing, Seller shall deliver to Purchaser or deposit into the Closing Escrow the following as to each Project, as applicable, all in form and substance reasonably satisfactory to Purchaser:

                  (i) A special warranty deed to Purchaser or Purchaser's nominee in recordable form, conveying good and marketable title to the Real Property in fee simple, subject only to the applicable Permitted Exceptions.

                  (ii) A bill of sale executed by Seller assigning, conveying and warranting to the Purchaser title to the applicable Personal Property and the applicable Intangible Property, free and clear of all encumbrances except for Permitted Exceptions, as applicable, and as otherwise permitted hereby.

                  (iii) An assignment of the Leases executed by [(i) the applicable landlords under the Leases to the Seller or applicable Owner and] (ii) Seller or the applicable Owner to Purchaser.

                  (iv) All original executed Leases (or, if originals are not available, certified copies thereof).

                  (v) An Assignment of all Assumed Contracts, if any, executed by Seller or the applicable Owner to Purchaser.

                  (vi) Estoppel letters (herein referred to as "Tenant Letters")
         from all Tenants under the Building Leases, including, but not limited to, the following Tenants: (1) Dynamic Manufacturing; (2) Semblex Corporation; (3) Windy City Wire & Cable; (4) Plunkett Furniture; (5) Morton Salt; (6) Boston Coach; (7) Standard Motor Products; (8) Associated Material Handling; (9) Spraying Systems; (10) Kristel Corp;
         (11) Household Credit Services, Inc., (12) Berling Packaging, (13) T Mobile, (14) Illiana Steel, (15) Electric Coating Technologies, (16) A.M. Castle, (17) Bar Processing, (18) HECO Equipment Manufacturers,
         (19) Kreher Steel, (20) Gerdau Ameristeel, (21) Alpha Processing, (22) Macsteel Service Centers USA, and (23) Amurol (herein collectively referred to as the "Major Tenants"). Seller shall use commercially reasonable efforts to obtain Tenant Letters from all Tenants under the Building Leases. All Tenant Letters shall be addressed to Purchaser or its nominee or assignee, substantially in the form required under the applicable Building Lease (with such changes thereto as are reasonably requested by a Tenant or are required to make a statement factually correct subject to the provisions of Section 10), or if no form is so required, then substantially in the form of Exhibit O-1 attached hereto and by this reference incorporated herein. Seller shall submit the form of Tenant Letter attached as Exhibit O-1 to each Tenant unless such Tenant's Lease provides for a different form that does not provide for "other matters reasonably acceptable" to the Landlord, or other similar language, in which event Seller shall submit the form required under the Building Lease, except that notwithstanding the foregoing, Landlord shall include paragraph 17 of Exhibit O-1 in all Tenant Letters requested. Notwithstanding the foregoing, if Seller has not obtained Tenant Letters from all Tenants under the Building Leases, but has obtained Tenant Letters from Tenants occupying at least 85% of the aggregate square footage of the Buildings occupied by Tenants as set forth in the Lease Schedule (excluding the space occupied by Multigraphics, LLC), then Seller shall execute and deliver to Purchaser a Seller Estoppel Certificate (each, a "Seller Estoppel Certificate", and collectively, the "Seller Estoppel Certificates") substantially in the form of Exhibit O-2 (with such changes as are required to make the same factually correct, subject to the provisions of Section 10) with respect to Building Leases with the remaining Tenants. If Seller shall deliver to Purchaser Seller Estoppel Certificates and Tenant Letters necessary to satisfy the aforesaid Tenant Letter threshold, then the Tenant Letter threshold shall be deemed satisfied, and Purchaser shall have no right to terminate this Agreement on account of the failure to deliver the required threshold of Tenant Letters. Furthermore, Purchaser acknowledges and agrees that (1) the limitations on liability set forth in Section 17C below shall apply to any and all representations, certifications, assertions and statements made by Seller in any Seller Estoppel Certificate and (2) any liability of Seller under any Seller Estoppel Certificate automatically shall fully expire and terminate upon the earlier to occur of (x) Seller's delivery to Purchaser of an executed Tenant Letter in the form required above, and (y) the one (1) year anniversary of the Closing Date. Any claim that Purchaser may have which is not so asserted within the aforementioned one (1) year period shall not be valid or effective and Seller shall have no liability with respect thereto. All Tenant Letters must be signed and dated no more than forty-five (45) days prior to the date of Closing. All Seller Estoppel Certificates must be signed and dated no more than five (5) days prior to the date of the Closing. Notwithstanding the foregoing, in no event shall Seller be required to deliver Tenant Letters or Seller Estoppel Certificates from or on behalf of the Tenants under the Farm Leases nor shall Seller be required to deliver any such documents for the Multigraphics Lease if Multigraphics LLC has rejected its Lease. Purchaser acknowledges and agrees that unless and until Multigraphics, LLC assumes its Lease pursuant to its bankruptcy proceedings, any Tenant Letter or Seller Estoppel Certificate delivered or obtained with respect to the Multigraphics Lease may reflect that Multigraphics is in bankruptcy and is in default and delinquent in the payment of rent under its Lease, and Purchaser acknowledges and agrees that the disclosure of such facts in the Tenant Letter or Seller Estoppel Certificate shall in no event constitute a default by Seller or failure of a condition under this Agreement.

                  (vii) A letter or letters executed by each Owner to all the Tenants under the Leases relating to such Owner's Project directing the payment of all rental and other payments to Purchaser or its nominee.

                  (viii)To the extent not previously delivered, all architectural drawings, record drawings, plans, specifications, surveys, building permits, occupancy permits or other similar items in Seller's possession (or copies thereof) at its corporate offices which Seller has created, used or relied upon for the construction and maintenance of the Project.

                  (ix) All keys (if any) in Seller's possession used in connection with the Projects and the combinations known to Seller to all combination locks included in the Projects.

                  (x)  A  non-foreign   certificate   in  accordance   with  the
         provisions of Section 20 hereof.

                  (xi) An updated Lease Schedule prepared as of the Closing Date, certified by Seller to be, with respect to the matters shown thereon, true and correct, in all material respects, as of the Closing Date.

                  (xii) A certificate from Seller stating that its representations and warranties set forth in Section 9 hereof are true and correct in all material respects as of the Closing Date, with such modifications to and containing such representations and warranties as are required to make the same true and correct in all material respects as of the Closing Date, subject to Section 17 and Section 9D hereof.

                  (xiii)Any documents or agreements reasonably required by the Title Company to issue the Title Policy on the Closing Date, including without limitation an extended coverage owner's policy statement and a GAP undertaking.

                  (xiv) With respect to the Bonds, originals of any Bond Documents (to the extent not previously delivered), and any and all documents and instruments reasonably required of Seller or its affiliates in connection with the Bond Consent and the Bond Release.

                  (xv) With respect to the CIBC Debt, originals of any CIBC Documents (to the extent not previously delivered), any and all documents and instruments reasonably required of Seller or its affiliates in connection with the CIBC Consent and the CIBC Release.

                  (xvi) All records of account and such other material data and documents in Seller's possession and control as may be reasonably necessary for Purchaser to continue the operation and maintenance of the Project.

                  (xvii) A Rent Subsidy Agreement in the form of Exhibit P attached hereto.

                  (xviii) All original Project Contracts (or true and correct certified copies of same if originals are unavailable).

                  (xix)   Certificates   of  Insurance  for  Tenants   verifying
         compliance with their respective Leases.

                  (xx) An assignment of intangible property executed by Seller of the applicable Owner to Purchaser.

                  (xxi) Proof of authority of Seller and/or the Owners relating to the execution of the Closing documents.

                  (xxii)Such documentation as may be required to obtain any local transfer taxes required in connection with the transactions contemplated by this Agreement.

                  (xxiii) Such other documents as Purchaser may reasonably request to enable Purchaser to consummate each applicable Project purchase.

         C. At or prior to the Closing, Purchaser shall deliver to Seller or deposit into the Closing Escrow the following as to any Project that is the subject of such Closing, all in form and substance reasonably satisfactory to
Seller:

         (i) The balance of the Purchase Price, plus or minus prorations.

         (ii) Duly executed counterparts of any applicable instruments of conveyance requiring acceptance by Purchaser.

         (iii) Any documents or agreements reasonably required by the Title Company to issue the Title Policy on such Closing Date, including without limitation an extended coverage owner's policy (ALTA) statement.

         (iv) With respect to the Bonds (to the extent not previously delivered) any and all documents and instruments reasonably required in connection with any new guarantees or collateral required to secure the letters of credit and/or the release of Seller and its affiliates from all liability thereunder, including without limitation, the Bond Consent and the Bond Release.

         (v) A certificate from Purchaser stating that its representations and warranties set forth in Section 11 hereof are true and correct in all material respects as of the Closing Date, , with such modifications to such representations and warranties as are required to make the same true and correct in all material respects as of the Closing Date, subject to Section 17 hereof.

         (vi) With respect to the CIBC Debt (to the extent not previously delivered) any and all documents and instruments reasonably required in connection with assumption of the CIBC Debt and an estoppel certificate substantially in the servicer's standard form.

         (vii) Rent Subsidy Agreement.

         (viii)Such  other  documents  as  Seller  may  reasonably   request  to
consummate the applicable Project sale.

         D. At or prior to the Closing, Purchaser and Seller shall jointly deliver to each other or deposit into the Closing Escrow the following:

         (i) Executed state, county and municipal transfer declarations.

         (ii) A closing statement containing calculations of prorations (the "Closing Statement").

         E. Purchaser and Seller each agree to execute all of the documents contemplated by this Agreement to be executed by them to complete the Closing hereunder and such further documents and instruments and to deliver to each other such further materials in their possession at the Closing (or thereafter if forgotten at the Closing or if the need did not become apparent until after the Closing) as may be reasonably necessary or appropriate to accomplish the purpose and intent hereof. Additionally, all closing documents to be furnished by the parties pursuant hereto shall be in form and substance reasonably satisfactory to Seller, Purchaser and their respective counsels. The parties hereto shall use reasonable efforts to agree upon the forms of the closing documents promptly after execution of this Agreement, provided that any failure to agree upon such documents shall in no event relieve either party of their obligations under this Agreement. The foregoing obligations shall survive for one (1) year from the Closing.

         9. Representations and Warranties of Seller.

         A. In order to induce Purchaser to enter into this Agreement, and subject to the terms, provisions and limitations set forth in Section 9C,
Section 9D and Section 17, and except as set forth in the Exceptions Schedule attached hereto as Exhibit Q and by this reference incorporated herein (herein referred to as the "Exceptions Schedule"), Seller represents and warrants to Purchaser that, as of the date of this Agreement, to Seller's knowledge (except for items (i), (ii), (vii), (xi), (xxi), (xxiii), and (xxiv) through (xxix) which shall not be to Seller's knowledge except as otherwise expressly set forth in such items):

                  (i) At the execution hereof and at all times thereafter through the time of the Closing, each Owner will own its Project free and clear of all liens, claims, encumbrances and rights of others, except for the Permitted Exceptions and liens, encumbrances and rights of others which Seller agrees will be released or bonded or insured over at the Closing and any matters entered into in accordance with the terms of this Agreement or otherwise permitted by the terms of this Agreement. No Owner is a party to any contract, agreement or commitment to sell, convey, assign, transfer, provide rights of first refusal or other similar rights, or otherwise dispose of any portion or portions of any Project. Neither the Owners nor any person or entity claiming by, through or under Owners has or will have, at any time or times prior to the Closing, done or suffered anything whereby any lien, encumbrance, claim, or right of others has been or will be created on or against the applicable Project or any part thereof or interest therein except for the Permitted Exceptions and liens, encumbrances and rights of others which Seller agrees will be released at the Closing and any other matters entered into in accordance with, or permitted by, the terms of this Agreement.

                  (ii) This Agreement has been duly authorized and executed on behalf of Seller and constitutes a valid and binding agreement, enforceable in accordance with its terms, subject however, to (1) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and (2) the exercise of judicial discretion in accordance with general principals of equity. Seller has obtained all consents, releases and permissions and given all required notifications relating to the transactions herein contemplated and required under any covenant, agreement, encumbrance, law or regulation to which Seller is a party or by which Seller is bound, except for the obtaining of consents and approvals of the servicers and/or holders of the Bonds.

                  (iii) (1) each Project has adequate water supply, storm and sanitary sewage facilities, telephone, gas, electricity and fire protection capacity sufficient to service the applicable Project; (2) the aforementioned utility services are fully hooked up and operable with respect to each Project; and (3) all necessary and appropriate approvals for such utility services have been obtained.

                  (iv) (1) the Projects, and each Owner's use and operation thereof, are in compliance, in all material respects, with all applicable municipal and other governmental laws, ordinances, regulations, codes, licenses, permits, and authorizations; and (2) there are presently and validly in effect all licenses, permits, and other authorizations necessary for each Owner's use, occupancy, and operation of the Projects as it is presently being operated.

                  (v) (1) all building permits, certificates of occupancy, business licenses and, without limitation, all other notices, licenses, permits, certificates and authority required in connection with the construction, use or occupancy of the Projects have been obtained and are in effect and good standing; and (2) the leasing, operation and use of the Projects are in compliance, in all material respects, with such notices, licenses, permits, certificates and authority.

                  (vi) there are no unsatisfied written requests for repairs, restorations or improvements from any person, entity or authority, including, but not limited to, any Tenant, lender, insurance carrier or government authority, with reference to any Project, and Seller has not received any written notice of any claims of any governmental agency to the effect that the construction, operation or use of any Project is currently in violation of any applicable Law or that any such claim or any investigation with respect thereto is under consideration.

                  (vii) Except as otherwise set forth in the Lease Schedule or in the Leases, the information in which is true, correct, and complete in all material respects: (1) each Lease is in effect and the term of the same and the obligation to pay rent thereunder has commenced and the Tenant thereunder is in full possession thereof and all tenant improvements required under the provisions thereof to be constructed by the landlord are completed; (2) no Tenant under any Lease has prepaid any rent or other charges for more than one (1) month; (3) to Seller's knowledge, each Lease is free from default by the landlord; (4) to Seller's knowledge, no Tenant is in default under any Lease; (5) no Tenant is entitled to any rebate, rental concession, free rent period or set off under any Lease and to Seller's knowledge, no Tenant is making any claim against Seller, the Owners, or any Project under any Lease; (6) all brokers' commissions with respect to Leases of Projects have been paid in full and there are no commissions with respect to renewals or extensions of any Lease; (7) neither Seller nor any agent of Seller has executed any exclusive brokerage agencies with respect to any Project; (8) there are no unsatisfied obligations wherein rent and other obligations of any Tenant in other buildings have been assumed by the landlord or obligations imposed upon the landlord to take back, sublease or relet such Tenant's space or any portion thereof in any Project; (9) no security deposit has been applied toward the payment of any rent or other charge under any Lease; and (10) none of the Leases contains any option to purchase or grants the Tenant any right of first refusal or option to purchase. Each Lease provides for payment of real estate taxes on an "accrual" or "cash" basis, as applicable, with
         Tenants making or not making monthly deposits for same, all as set forth in the Lease. As used herein, "accrual basis" means payment by a Tenant of real estate taxes attributed to its period of its Lease or occupancy, regardless of when such taxes are due and payable, and "cash basis" means payment by a Tenant of real estate taxes that came due and are payable during the term of its Lease or occupancy. The Tenants under the Leases for the Projects commonly known as 555 Kirk, 11045 Gage and 1301 Tower are the only Tenants who pay taxes on a cash basis; the Tenants under all other Leases pay real estate taxes on an accrual basis.

                  (viii) Seller has received no written notice that any of the Project Contracts currently violates in any material respect any Laws or Permitted Exceptions.

                  (ix) no Owner is or will, at the Closing, be in default in respect of any of its material obligations or liabilities pertaining to such Project (including, but not limited to, such obligations and liabilities under the Permitted Exceptions, Project Contracts, or Leases).

                  (x) Except as set forth on the Exceptions Schedule, there is no litigation pending or threatened, against Seller, any Owner, or any Project which, if adversely determined, would have a material, adverse effect on the use and operation of the applicable Project, except for claims and other matters anticipated to be covered by insurance.

                  (xi) Except as set forth on the Exceptions Schedule, no one is employed by any Owner in connection with any Project to whom any regular wages, overtime pay, vacation pay, accrued sick leave, severance pay, payroll taxes, withholdings or deposits will be required to be made or paid, or with respect to whom any W-2 or other forms will be required to be provided, by such Owner at any time on or after any Closing.

                  (xii) there are no material physical or mechanical defects in the condition of any completed Buildings, including, but not limited to, the roofs, exterior walls or structural components of the completed Buildings and the heating, air conditioning, plumbing, ventilating, elevator, utility, sprinkler and other mechanical and electrical systems, apparatus and appliances located in the Buildings.

                  (xiii) the Basic Project Information and other information with respect to Seller and each Project supplied to Purchaser in connection with and as an inducement to entering into this Agreement, including the Financial Statements, as of their respective dates, do not and did not contain any untrue statement of a material fact or omit to state a fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.

                  (xiv) Seller has received no written notice of any special assessments of any nature with respect to any Project or any part thereof, nor has Seller received any written notice of any special assessments being contemplated.

                  (xv) all required federal, state, county and municipal tax returns with respect to each Project have been filed and all taxes due thereunder have been paid.

                  (xvi) Seller has received no written notice from any governmental or regulatory agency of any installation in, or production, disposal or storage on, any Project of any hazardous waste or other toxic substances, including, without limitation, asbestos, by Seller, the Owners, and by any Tenant or previous owner or tenant, and there is no proceeding or inquiry by any governmental authority or agency with respect thereto.

                  (xvii) Seller has not received any written notice from any insurance carrier of material defects or inadequacies in any Project which if not corrected would result in termination of insurance coverage, increase its cost or otherwise affect the insurability of such Project.

                  (xviii) Seller has received no written notice that any tenant improvements constructed by Seller with respect to the Projects are not in accordance with Lease requirements, or are not free of defects in design, materials or workmanship or deviation from such requests.

                  (xix) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will violate any restriction, court order or agreement to which Seller or any Owner or Project is subject.

                  (xx) No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or threatened against any Owner, nor are any such proceedings contemplated by any Owner. Except as otherwise disclosed to Purchaser during the Inspection Period, no attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or threatened against any Tenant.

                  (xxi) Seller has not, and, to Seller's knowledge, no previous owner of any Project has, sold, transferred, conveyed or entered into any agreement regarding "air rights," "excess floor area ratio" or other development rights or restrictions relating to any Project, except as may be disclosed in the Permitted Exceptions.

                  (xxii) Except as disclosed in the  environmental  assessments, reports and other documents listed on Exhibit R attached hereto and incorporated herein, complete copies of which have heretofore been delivered to Seller, correspondence or other documents delivered or made available to Purchaser as part of the Basic Project Information:
         (1) no substances, including without limitation, asbestos or any substance containing more than one-tenth of one percent (0.1%) asbestos, the group of compounds known as polychlorinated biphenyls, flammable explosives, radioactive materials, oil, petroleum or any refined petroleum product, chemicals known to cause cancer or reproductive toxicity, pollutants, effluent, contaminants, emissions, or related materials and any items included in the definition of hazardous or toxic waste, materials or substances (all of the forgoing are herein collectively referred to as "Hazardous Materials" and any mixture of a Hazardous Material with other materials shall be considered a Hazardous Material) in an amount actionable under any applicable law relating to environmental conditions and industrial hygiene, except in accordance with applicable legal requirements, including without limitation, the Resource Conservation and Recovery Act of 1976 (herein referred to as "RCRA"), 42 U.S.C.ss.ss.6901 et seq., the Comprehensive -- ---- Environmental Response, Compensation and Liability Act of 1980 (herein referred to as "CERCLA"), 42 U.S.C.ss.ss.9601 et seq., as -- ---- amended by the Superfund Amendments and Reauthorization Act of 1986 (herein referred to as "SARA"), the Hazardous Materials Transportation Act, 49 U.S.C.ss.ss.1801, et seq., the Federal Water -- ---- Pollution Control Act, 33 U.S.C.ss.ss.1251 et seq., the Clean Air -- ---- Act, 42 U.S.C.ss.ss.7401 et seq., the Toxic Substances Control Act, -- ---- 15 U.S.C.ss.ss.2601-2629, the Safe Drinking Water Act, 42 U.S.C.ss.ss. 300f et seq., and the similar federal, state and local -- ---- environmental statutes, ordinances and the regulations, orders, decrees now or hereafter promulgated thereunder (such laws are herein collectively referred to as the "Hazardous Material Laws"), have been installed, used, generated, manufactured, treated, handled, refined, produced, processed or stored or otherwise exists in or on any Project or any portion thereof or have been disposed of or discharged by Seller or from any Project or any portion thereof; (2) no activity has been undertaken on any Project which would cause: (a) any Project or any portion thereof to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise bring such Project or any portion thereof within the ambit of, RCRA or any other Hazardous Material Law; (b) a release or threatened release of Hazardous Material from such Project within the meaning of, or otherwise bring such Project or any portion thereof within the ambit of, CERCLA, SARA, or any other Hazardous Material Law, or (c) the discharge of Hazardous Material into any watercourse, body of surface or subsurface water or wetland, or the discharge into the atmosphere of any Hazardous Material which would require a permit under any Hazardous Material Law; (3) no activity has been undertaken with respect to any Project or any portion thereof which would cause a violation or support a claim under RCRA, CERCLA, SARA, or any other Hazardous Material Law;
         (4) no underground storage tanks or underground Hazardous Material deposits are or were located on any Project or any portion thereof and subsequently removed or filled; (5) no investigation, administrative order, litigation or settlement with respect to any Hazardous Materials is threatened or in existence with respect to any Project or any portion thereof; (6) no Project has ever been used as a landfill or a waste dump; and (7) no written notice which remains unresolved has been served on Seller or any Owner from any entity, governmental body or individual claiming any violation of any Hazardous Material Law, requiring compliance with any Hazardous Material Law or demanding payment or contribution for environmental damage or injury to natural resources.

                  (xxiii) None of the employees at the Projects are employed pursuant to a written agreement, and all employees will be terminated at Closing. None of the employees at the Projects are union employees. No Owner is a party to, and the Projects are not subject to, any collective bargaining or other agreement or understanding with any labor union, and is not privy to or involved in any labor or union controversy or other interaction of any kind.

                  (xxiv)  To the  Seller's  knowledge,  no  default  or event of default now exists under the Indenture of Trust and Financing Agreements with respect to the Bonds, nor does any condition or event now exist which, with the giving of notice or the passage of time, or both, would constitute a default or an event of default under such documents. The Bonds are rated by a Rating Agency (as said term is defined in the Bond Documents) and bear interest at the Weekly Rate (as said term is defined in the Bond Documents). There is no Take-out Lender (as said term is defined in the Bond Documents).

                  (xxv) To the Seller's knowledge, no default or event of default now exists under the CIBC Documents, nor does any condition or event now exist which, with the giving of notice or the passage of time, or both, would constitute a default or an event of default under the CIBC Documents. Exhibit H contains a list of all CIBC Documents currently in effect, and Seller has delivered to Purchaser true and correct copies of all of the CIBC Documents.

                  (xxvi) The certifications contained in those certain Borrower's Closing Certificates dated as of June 30, 1992 delivered with respect to the issuance of the Bonds and the Illinois Bonds (collectively, the "Bond Certificates") are, except as otherwise set forth in this Section 9A(xxvi), true and correct as of the date hereof; provided, however, (i) the certifications set forth in Sections 1.2(a), 4.2, 4.3, 4.4, 4.5, and 4.6 of each of the Bond Certificates are true and correct to the best of Seller's knowledge; (ii) with respect to the certification set forth in Section 1.4(d) of each of the Bond Certificates, Prime Group Realty Trust became the sole owner of all of the outstanding equity interests in each Borrower in December of 1997;
         (iii) with respect to the  certifications  set forth in Section 4.1 and
         4.2 of each Borrower Certificate, although certain Projects experienced a change in the identity of the "principal user" or "related person" subsequent to the date of issuance of the Bonds and the Illinois Bonds, no such change in principal user or related person caused a violation of the $10 million or $40 million limits contained in Section 144 of the Code and (iv) the Project owned by Enterprise Center I, L.P. was destroyed by fire in 1994 and is held as an unimproved site, available as a "build to suit" for a manufacturing tenant.

                  (xxvii) The certifications of the respective Owner contained in (i) those Tax Regulatory Agreements dated June 30, 1992, by and among the City of Chicago, the respective Owner and Cole Taylor Bank, as trustee, delivered with respect to the issuance of the Illinois Bonds, and (ii) those Tax Regulatory Agreements dated June 30, 1992, by and among the Indiana Development Finance Authority, the respective Owner and NBD Gainer, as trustee, delivered with respect to the issuance of the Bonds, are true and correct as of the date hereof and each Owner has complied with their respective covenants contained therein, provided, however, that the certifications relating to the actions or omissions of parties other than the respective Owner of the applicable Project are given to the best of our knowledge.

                  (xxviii) At all times from the date of issuance of each issue of Bonds and the Illinois Bonds, the interest on each issue of Bonds and the Illinois Bonds has been determined based on a Weekly Rate, a Monthly Rate or an Adjustable Rate for a Rate Period of no greater than six (6) months. The Borrowers have not taken any action which would cause any of the Bonds or the Illinois Bonds to be deemed to have been retired and "reissued" pursuant to Internal Revenue Service Advance Notice 88-130. All defined terms used but not defined in this paragraph shall have the same meaning as in the Indenture of Trust, dated as of June 15, 1992, executed in connection with the issuance of each respective issue of Bonds and the Illinois Bonds.

                  (xxix) There were no 1992 financial statements prepared for the partnerships owning the Bond Projects or the Illinois Bond Projects.

         B. References to the "knowledge" of Seller, and words of similar import, shall refer only to the actual knowledge of Jeffrey Patterson, Christopher Sultz, Don Anderson or Jennifer Roloff, without inquiry or due diligence, and shall not be construed, by imputation or otherwise (whether or not contained in the Basic Project Information), to refer to the knowledge of Seller, Owners, or any affiliate of Seller or Owners, any property manager, or any other officer, agent, manager, representative or employee of Seller, Owners, or any affiliate thereof or to impose upon the foregoing individual(s) any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. Purchaser acknowledges and agrees that the individuals named above are named solely for the purpose of defining and narrowing the scope of Seller's knowledge, and not for the purpose of imposing any liability on or creating any duties running from such individuals to Purchaser or any affiliate, related party, employee, agent or representative of Purchaser. Purchaser covenants and agrees that it will bring no action of any nature whatsoever against any of the aforementioned individuals, or any member, partner, affiliate or shareholder of Seller related to or arising out of the representations and warranties contained in this Agreement. Seller shall have no duty to conduct any further inquiry in making any such representations and warranties.

         C. Purchaser acknowledges that (i) Seller has expended significant time and effort to make available to Purchaser in the due diligence room at Winston & Strawn LLP the Basic Project Information, and (ii) Purchaser is in the process of reviewing all of the Basic Project Information. In preparing the Exceptions Schedule to Seller's representations and warranties in this Section 9 and elsewhere in this Agreement (the "Representations"), Seller has listed those items from the Basic Project Information that Seller in its good faith discretion, and based on its Knowledge, deems material to Purchaser's decision to purchase the Projects. Purchaser acknowledges that it would not be practicable for Seller to list on the Exceptions Schedule every non-material item contained in the Basic Project Information which may be pertinent to the Representations and that there may be other information in the Basic Project Information which may also be non-material exceptions to the Representations. Purchaser agrees to use commercially reasonable efforts to review and make itself familiar with all of the Basic Project Information. It shall not be a breach by Seller of a Representation if Seller fails to list information from the Basic Project Information which (a) is not material to any of the Projects or (b) which Purchaser becomes aware during its review of the Basic Project Information and nevertheless consummates the transaction contemplated by this Agreement.

         D. As soon as reasonably practicable after Seller obtains actual knowledge, but in any event within five (5) business days thereafter, Seller shall notify Purchaser in writing (a "Correction Notice") of any material inaccuracy of any of the Representations (each such inaccuracy, a "False Representation") and whether Seller commits to remedy such False Representation by Closing. If Purchaser receives any Correction Notice which Seller does not commit to remedy by Closing, Purchaser shall have a period of five (5) business days after receipt of such Correction Notice during which, in Purchaser's sole discretion, Purchaser may terminate this Agreement by written notice to Seller, whereupon all Earnest Money and accrued interest thereon shall promptly be returned to Purchaser. In the event that any False Representation consists of a misstatement by Seller when made, or becomes false because of the subsequent act or omission of Seller, the foregoing right of Purchaser to terminate the Agreement shall be without limitation to any other rights or remedies Purchaser may have under this Agreement. In the event the representation and warranty became a False Representation due to any reason other than the actions or omissions of Seller, the foregoing right of Purchaser to terminate this Agreement shall be Purchaser's sole and exclusive remedy under this Agreement, at law and in equity. Notwithstanding the foregoing, Purchaser shall not have the foregoing right to terminate this Agreement for any False Representation that Purchaser discovers during the Inspection Period if Purchaser does not terminate this Agreement within the Inspection Period as provided in Section 7 herein. Notwithstanding anything in this Agreement to the contrary, Seller's representations and warranties shall not be rendered untrue or deemed a False Representation because of (i) the occurrence of a casualty, condemnation or similar occurrence beyond the reasonable control of Seller, (ii) any change in applicable law, ordinance, rule or regulation within any municipal, County, State or other governmental unit, or (iii) any matter which becomes untrue as a result of any act or omission of the Purchaser. If and when Purchaser discovers a False Representation, then Purchaser shall have the affirmative duty to notify Seller of such discovery. In the event that Purchaser fails to so notify Seller of the discovery of such False Representation within a commercially reasonable time thereafter, Seller may assert such action or inaction by Purchaser as a defense thereto.

         E. SELLER AND PURCHASER EACH HEREBY ACKNOWLEDGE AND AGREE THAT THE PROJECTS ARE BEING AND SHALL BE SOLD, TRANSFERRED, ASSIGNED AND CONVEYED TO PURCHASER, AND THAT PURCHASER SHALL ACQUIRE AND ACCEPT TITLE TO THE PROJECTS, IN AS-IS WHERE-IS CONDITION, WITHOUT (EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT) ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, ORAL OR WRITTEN, MADE BY SELLER, ANY OWNER, OR ANY AGENT, ATTORNEY, EMPLOYEE, MEMBER OR REPRESENTATIVE OF SELLER OR ANY OWNER WITH RESPECT TO THE PHYSICAL, ENVIRONMENTAL, FINANCIAL OR OTHER CONDITION OF THE PROJECTS, OR WITH RESPECT TO THE CONSTRUCTION OF ANY IMPROVEMENTS, OR WITH RESPECT TO THE EXISTENCE OF HAZARDOUS, DANGEROUS OR TOXIC SUBSTANCES, MATERIALS OR WASTES OR STORAGE TANKS AT, IN, NEAR, UPON OR UNDER ANY OF THE PROJECTS. PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER SELLER OR ANY OWNER, NOR ANY AGENT, ATTORNEY, EMPLOYEE, MEMBER OR REPRESENTATIVE OF SELLER OR ANY OWNER HAS MADE ANY, AND HEREBY MAKES NO, WARRANTY OR REPRESENTATION OF ANY KIND, CHARACTER OR NATURE WHATSOEVER, EXPRESS OR IMPLIED, AND HEREBY DISCLAIMS ANY IMPLIED WARRANTY REGARDING THE FITNESS FOR PARTICULAR PURPOSE, QUALITY OR MERCHANTABILITY OF THE PROJECTS, AND THAT, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED IN THIS AGREEMENT, NO RESPONSIBILITY HAS BEEN OR IS ASSUMED BY SELLER, ANY OWNER, OR ANY PARTY ACTING ON BEHALF OF SELLER OR ANY OWNER AS TO THE CONDITION OR REPAIR OF ANY OF THE PROJECTS, OR THE VALUE OF THE PROJECTS, THE EXPENSE OF OPERATION OF THE PROJECTS, OR THE INCOME POTENTIAL OF THE PROJECTS, OR AS TO ANY OTHER FACT OR CONDITION WHICH HAS OR MIGHT AFFECT THE PROJECTS, OR THE CONDITION, REPAIR,
VALUE, EXPENSE OF OPERATION OR INCOME POTENTIAL THEREOF. PURCHASER HEREBY ACKNOWLEDGES AND STATES THAT PURCHASER HAS CONDUCTED OR, PRIOR TO THE CLOSING, WILL HAVE HAD THE OPPORTUNITY TO CONDUCT, ITS OWN INSPECTION AND INVESTIGATION OF THE PROJECTS, INCLUDING, WITHOUT LIMITATION, PHYSICAL AND ENVIRONMENTAL INSPECTIONS, TESTS AND STUDIES. FROM AND AFTER THE DATE OF CLOSING OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, PURCHASER AGREES TO ASSUME ALL RESPONSIBILITY, LIABILITY AND OBLIGATION FOR THE PHYSICAL, ENVIRONMENTAL, FINANCIAL AND OTHER CONDITION OF THE PROJECTS, EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT. PURCHASER REPRESENTS AND WARRANTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED PURCHASER OF THE PROJECTS, AND IT IS RELYING SOLELY ON (A) SELLER'S REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND (B) PURCHASER'S OWN EXPERTISE AND THAT OF ITS CONSULTANTS IN PURCHASING THE PROJECTS. PURCHASER ACKNOWLEDGES THAT ALL INFORMATION OBTAINED BY PURCHASER WILL BE OBTAINED FROM A VARIETY OF SOURCES AND THAT, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER WILL NOT BE DEEMED TO HAVE REPRESENTED OR WARRANTED THE TRUTH OR ACCURACY OF ANY OF MATERIALS OR DUE DILIGENCE ITEMS OR OTHER INFORMATION PREPARED BY THIRD PARTIES AND NOT ANY MEMBER OF THE SELLER GROUP AND HERETOFORE OR HEREAFTER FURNISHED TO PURCHASER. THE TERMS, PROVISIONS, COVENANTS, OBLIGATIONS, AND AGREEMENTS OF PURCHASER SET FORTH IN THIS SECTION 9E SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

         F. Seller's capacity as sole administrative member of Owners shall not affect its personal liability hereunder and Seller shall be liable as principal and not as agent for any defaults or breaches of Seller or the Owners hereunder.

         G. Subject to the provisions of this Section 9 and Section 17, except as otherwise provided in this Agreement, Seller's covenants, agreements, representations and warranties contained in this Agreement shall survive the Closing with respect to such Project for only twelve (12) months after the Closing Date, and thereafter automatically shall terminate.

         10. Conditions Precedent to Closing.

         A. In addition to any conditions provided in other provisions of this Agreement, Purchaser's obligation to purchase the Projects is and shall be conditioned on the following:

                  (i) that as of Closing, the Tenant Letters and Seller Estoppel Certificates will not indicate any obligations on the part of the landlord other than (a) obligations for which Seller has a reasonable basis for not having performed and provided such obligations would not cost in excess of $100,000.00 in the aggregate under all of the Leases to resolve, remedy or cure, as the case may be; (b) costs relating to Tenant Leases otherwise disclosed by Seller on the Exceptions Schedule;
         (c) the tenant  allowance for the Household  Finance Lease specified in
         Section  12H;  (d) the Ford Tenant  Improvement  Costs as  specified in
         Section 12H; (e) the claims relating to the Plunkett Furniture Lease specified in Section 12J; and (f) the leasing commission payable in connection with the Multigraphics Lease as specified in Section 12K;


                  (ii) subject to Section 10 E, that at no time prior to any Closing shall any of the following have been done by or against or with respect to Seller or any Major Tenant and be pending at the time of the
         Closing: (1) a proceeding under Title 11 of the United States Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (2) the appointment of a trustee or receiver of any property interest; or (3) an assignment for the benefit of creditors;

                  (iii) subject to Section 10 E, that as of the Closing, each Lease shall be in effect and free from monetary or other material non-monetary default other than (a) defaults disclosed by Seller on the Exceptions Schedule; (b) monetary defaults by AIM, LLC and Multigraphics LLC; and (c) any monetary defaults where the applicable rent payment is less than ten (10) days past due;

                  (iv) that this Agreement has not been terminated by Purchaser pursuant to the terms of Sections 14, 15 or 16 below;

                  (v) the Title Company shall issue the Title Policy, or a marked commitment therefore, in the form required by this Agreement;

                  (vi) in the event the CIBC Debt is being assumed, Purchaser has received an estoppel certificate with respect to the CIBC Debt substantially in the debt servicer's standard form and reasonably acceptable to Purchaser;

                  (vii) Purchaser shall have received any and all third-party consents expressly contemplated by this Agreement, including without limitation the Bonds and the CIBC Debt (to the extent required hereunder);

                  (viii)Purchaser shall have received access endorsements in form reasonably acceptable to Purchaser with respect to the 11039 Gage Avenue Project and the 11045 Gage Avenue Project; and

                  (ix)   Seller   shall  have   completed   to  the   reasonable
         satisfaction of Purchaser all of the repairs specified in the Open Item List attached hereto and made a part hereof as Exhibit S.

         B. In addition to any conditions provided in other provisions of this Agreement, Seller's obligation to sell and transfer, or cause to be sold and transferred, the Projects is and shall be conditioned on the following:

                  (i) Purchaser shall have performed, with respect to the Projects, all of its material covenants, obligations and agreements hereunder to be performed at or prior to the Closing;

                  (ii) by the Closing Date, the servicers and/or lenders relating to the Bonds and the CIBC Debt, in the event that the CIBC Debt is being assumed, shall have consented to the transfers to Purchaser contemplated under this Agreement. Seller shall have received the Bond Release, the CIBC Release (if applicable) and any third-party consents to the transactions contemplated hereby as may be required by any agreement or encumbrance to which the applicable Project or Owner is subject; and

                  (iii) on the Closing Date, there shall not then be pending any litigation, administrative proceeding, investigation or other form of governmental enforcement, or executive or legislative proceeding which, if determined adversely, would restrain the consummation of any of the transactions herein contemplated or declare illegal, invalid or non-binding any of the covenants or obligations of the parties herein.

         C. Either party may at any time or times, at its election, waive any of the conditions to its obligations hereunder, but any such waiver shall be effective only if contained in a writing signed by such party. Except as otherwise expressly provided in this Agreement or as provided in any such waiver, no such waiver shall reduce the rights or remedies of a party by reason of any breach by the other party (but if a condition is waived, the party waiving the same may not rescind this Agreement on the basis of the failure of such waived condition). Except as otherwise expressly provided in this Agreement, in the event that for any reason any item required to be delivered to a party by the other party hereunder shall not be delivered when required, then such other party shall nevertheless remain obligated to deliver the same to the first party, and nothing (including, but not limited to, the closing of the transaction hereunder) shall be deemed a waiver by the first party of any such requirement. The failure of any of the aforesaid conditions set forth in subsection A above shall entitle Purchaser, at its option, by delivering written notice to Seller on or before the Closing Date, to cancel and terminate this Agreement without liability and upon which the Earnest Money shall be returned to Purchaser and neither party hereto shall have any further obligations hereunder (except for obligations that, pursuant to the terms of this Agreement, survive the termination of this Agreement), this Agreement shall be null and void.

         If any of Seller's conditions precedent set forth in subsection B above shall not be satisfied on or before the Closing Date, then Seller shall have the right, by delivering written notice to Purchaser on or before the Closing Date, to either (a) terminate this Agreement, in which event Seller and Purchaser shall have no further obligations under this Agreement, except for those obligations that, pursuant to the terms of this Agreement, survive the termination of this Agreement, or (b) waive the requirement that such condition precedent be satisfied and proceed to close pursuant to the terms of this Agreement. If this Agreement is terminated on account of the failure of a condition precedent set forth in subsection B(i) above, then the Earnest Money shall be paid to Seller.

         D. Seller and Purchaser agree to reasonably cooperate with each other and with any third parties from whom consent to and approval of the transactions contemplated by this Agreement is requested to obtain such consents and approvals. Seller and Purchaser agree to reasonably cooperate with each other and with any third parties relating obtaining the Alternate Credit Facility and taking an assignment of the CIBC Debt. Seller and Purchaser shall, each at its respective cost and expense (except as otherwise provided in this Agreement), deliver, within five (5) days after request, to any third parties from whom consents and approvals are requested, any and all information and materials regarding Purchaser and any affiliates of Purchaser reasonably requested by such third parties. Seller and Purchaser agree to execute any and all documents reasonably requested by LaSalle, any servicers and/or holders of the Bonds to effectuate the replacement of Seller and its affiliates under such documents with Purchaser and/or its affiliates that are acceptable to LaSalle and such servicers and/or holders. Seller and Purchaser agree to execute any and all documents reasonably requested by CIBC and/or servicers of the CIBC Debt to obtain the CIBC Consent and CIBC Release.

         E. Notwithstanding anything to the contrary in Sections 10A(ii) or 10A(iii), in the event of the occurrence of any of such events relating to Tenants whose annual gross rent in the aggregate does not exceed $100,000.00, Purchaser shall not be entitled to terminate this Agreement and Seller shall deposit in an interest-bearing escrow (with interest paid to Seller from time to time, but not more frequently than monthly) with the Escrowee at the Closing an amount equal to one year's gross rent under the applicable Lease, to be paid to Purchaser, as successor landlord under such Lease, for such rents not paid by or collected from any such Tenant during such one (1)-year period. To the extent, as and when such Tenant pays such amounts due under its Lease, Purchaser shall direct the Escrowee to pay such amounts out of said escrow to Seller or Purchaser shall reimburse Seller for such amounts if Purchaser previously received any such amounts from the escrow. Purchaser and Seller (and/or the applicable Owner) shall retain the right to sue any such Tenant for any such delinquent rent, although Seller (and/or the applicable Owner) shall not have the ability to terminate or attempt to terminate any Lease or the Tenant's rights of possession thereunder in attempting to collect such amounts due. If aggregate delinquent gross rents exceed $100,000.00, but Purchaser nevertheless closes the transaction, Seller shall escrow the sum of $100,000.00 at Closing, to be disbursed as provided aforesaid, but Seller shall have no further liability for such delinquent rents.

         F. Notwithstanding anything to the contrary in Sections 10A(ii) or 10A(iii), and in addition to the provisions of Section 10E, if any of the events described in Sections 10A(ii) or 10A(iii) occurs with respect to any Tenant(s) and the aggregate of (i) in the event of monetary default, the aggregate gross rents due and payable over the remaining term(s) of such Tenants' Leases; and
(ii) in the event of a material non-monetary default, the estimated dollar amount reasonably required to cure such material default, does not exceed $500,000.00, Seller, at its sole option and in its sole discretion, either (a) with respect to any monetary defaults, guaranty the payment and performance of such Tenant's obligations under its Lease for the full remaining term of any such Lease, or (b) with respect to any material non-monetary obligation, pay an amount equal to the estimated dollar amount reasonably required to cure such material non-monetary default, in which event Purchaser shall not be entitled to terminate this Agreement as a result of any such disclosures. Notwithstanding the foregoing, (1) Purchaser shall use commercially reasonable efforts to enforce the terms and provisions of any such Tenant's Lease and to collect from such Tenant any amounts paid by Seller to Purchaser hereunder and (2) in the event Purchaser terminates any Lease that Seller guaranteed, Purchaser shall use commercially reasonable efforts to lease such space. In the event Purchaser does lease such space, Seller shall be entitled to offset any rental income received by Purchaser during the term of the original Tenant's Lease (less an amount equal to the costs incurred by Purchaser in connection with leasing such space multiplied by a fraction, the numerator of which shall be that portion of the term of the new lease (excluding any period during which the tenant is not paying rent) which occurs prior to the expiration of the original Lease guaranteed by Seller and the denominator of which shall be the entire term of the new lease (excluding any period during which the tenant is not paying rent)) against amounts payable by Seller hereunder. If and to the extent Purchaser collects from any Tenant delinquent rent paid by Seller, or recovers all or any portion of the expenses paid by Seller for any material non-monetary default, Purchaser shall promptly remit such amounts to Seller.

         11. Representations of Purchaser. In order to induce Seller to enter into this Agreement, Purchaser covenants and represents, as the case may be, to Seller that:

         A. Purchaser is a real estate investment trust duly organized, validly existing and in good standing under the laws of the state of its organization described at the beginning of this Agreement, and has the requisite power to carry on its business as it is now being conducted.

         B. Purchaser has full power and authority to enter into and perform this Agreement. The execution, delivery and performance by Purchaser of this Agreement has been duly authorized and approved by all requisite action on the part of Purchaser.

         C. This Agreement constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity.

         D. Except as required in connection with the Bond Release and Bond Consent and the CIBC Release and CIBC Consent, no consent or approval is required from any person in connection with the execution, delivery and performance by Purchaser of this Agreement. The execution, delivery and performance by Purchaser of this Agreement will not cause Purchaser to violate any provisions of its bylaws or trust agreement or charter or other organizational documents.

         E. The individuals signing this Agreement and all other documents executed or to be executed pursuant hereto on behalf of Purchaser are and shall be duly authorized to sign the same on Purchaser's behalf and to bind Purchaser thereto. Neither the execution and delivery of this Agreement by Purchaser, the consummation of the transaction contemplated by this Agreement, nor the compliance by Purchaser with any of the terms, provisions, covenants and conditions contained in this Agreement will violate any order, decree, writ, injunction, statute, rule or regulation to which Purchaser or any of its assets are bound. No consent or approval by, notice to, or registration with, any person, entity, regulatory body, administrative agency or other governmental authority is required on Purchaser's part in connection with its execution, delivery, and performance of this Agreement.

         F. There is no claim, action, litigation, proceeding or other governmental investigation pending or, to Purchaser's knowledge, threatened or contemplated against Purchaser with respect to the transactions contemplated by this Agreement or that could adversely affect Purchaser's ability to comply with the terms, provisions, covenants and conditions contained in this Agreement.

         12. Adjustments.

         A. General. Proration of rentals, revenues and other income, if any, from the Project and real estate taxes, assessments, and other expenses, if any, affecting the Property shall be prorated, without duplication, as of 11:59 p.m. on the day prior to the Closing Date (herein referred to as the "Proration Date"). It is agreed that the Closing Date shall be an income and expense date for Purchaser. There shall be no proration of any insurance premiums with respect to the Project, nor any assumption of insurance coverage by Purchaser.

         B. Rentals. The term "rentals", as used herein, includes fixed monthly rentals, additional rentals, escalation rentals, operating cost pass-throughs and other sums and charges payable by Tenants under the Leases. Purchaser shall receive all rentals accruing on and after the Closing Date and Seller shall receive all rentals accruing prior to the Closing Date, and, at Closing, Purchaser shall receive a credit on the Closing Statement of all rentals collected by Seller and attributable to any period following the Closing.

         C. Taxes. Seller shall pay all real estate taxes and assessments on the Projects due and payable as of the Closing. Seller represents that three (3) of the Tenants, as noted on the Lease Schedule, pay taxes on a "cash basis" without making monthly deposits, while the balance of the Tenants pay taxes on an accrual basis and make monthly estimated deposits. Accordingly, real estate taxes shall be prorated as follows:

                  (i) with respect to Tenants paying taxes on an accrual basis and paying monthly deposits, Purchaser shall receive a credit for the deposits held by Seller at the Closing for unpaid taxes for the calendar years 2003 and 2004, and there shall be no further proration;

                  (ii) with respect to Tenants paying taxes on a cash basis, there shall be no proration for real estate taxes, however, Purchaser shall receive a credit for the deposits, if any, held by Seller for calendar years 2003 and 2004 for the Tenant at the 200 South Mitchell Project and any other Tenant who, notwithstanding the provisions of the applicable Lease, is making tax payments on an accrual basis.

                  (iii) with respect to the Vacant Parcels and any space in any Project which was vacant during all or any portion of 2003 or 2004, Purchaser shall receive a credit for accrued but unpaid taxes with respect to such Vacant Parcels and vacant space based upon the actual bills for such taxes, or if the actual amounts are not available, based upon 102% of the most recent ascertainable taxes, prorated, in the case of vacant space, for the period of time such space was vacant.

         There shall be no reproration of taxes.

         D. Prepaid Rentals. Prepaid rentals, including Tenants' payments to Seller for Tenants' shares of real property taxes and assessments, insurance premiums, common area maintenance and operation and utilities received by Seller which are unexpended as of the Closing Date shall be credited to Purchaser as of the Closing Date.

         E. Delinquent Rentals. For purposes of this Agreement, any rentals (whether base rent or "pass-throughs") shall be deemed delinquent when payment thereof is due prior to the Closing Date, but has not been made as of the Proration Date (herein referred to as "Delinquent Rentals"). Delinquent Rentals shall not be prorated until collected pursuant to this Section 12E. To the extent either Seller or Purchaser collects any Delinquent Rentals after the Closing Date, such Delinquent Rentals shall be first applied to any accrued but unpaid rental obligations of the tenants at the applicable Project for the period after the Closing Date and the balance, if any, shall be paid to Seller and credited against any Delinquent Rentals relating to the period prior to the Closing Date (herein referred to collectively as "Seller's Rentals"); provided, however, notwithstanding any of the foregoing, to the extent any rentals due for the calendar month in which Closing occurs are received by Seller or Purchaser after the Closing Date but prior to the first (1st) day of the calendar month following the calendar month in which Closing occurs, the parties hereby agree the party who received said rentals shall prorate the same and remit to the other party, within one (1) business day thereafter, said party's prorated portion. Purchaser shall, and shall only be required to, bill Tenants to collect Delinquent Rentals. Seller shall have the right to pursue and take any action against any Tenants owing Delinquent Rentals relating to the period prior to the Closing Date; provided, however, Seller agrees to take no action which would cause a termination of said tenant's Lease or affect said tenant's right to quiet possession of its premises and Purchaser agrees to cooperate with Seller, at no cost to Purchaser, in Seller's attempt to collect any of Seller's Rentals.

         F. Tenant Contributions. At the conclusion of each fiscal year relating to periods for which Seller owned the Projects for all or a portion of such fiscal year, Seller's applicable share of common area maintenance charges, taxes and similar expense reimbursements pursuant to the Leases shall be determined by multiplying the payments due from or owed to tenants after reconciliation of estimated payments by a fraction, the numerator of which is the number of calendar days during said fiscal year in which Seller owned the Projects and the denominator of which is the total number of calendar days in such fiscal year (in either case, herein referred to as the "Seller's Share"). Purchaser shall remit to Seller or Seller shall remit to Purchaser, as applicable, from time to time, Seller's Share within thirty (30) days after Purchaser has actually collected Seller's Share or any portion thereof or Purchaser has notified Seller, in writing that Seller owes any tenant's under any of the Leases
Seller's Share (it being acknowledged by Seller, Purchaser shall have no obligation to remit to Seller's Share if the same is not collected from the applicable tenants and any monies collected by tenants with respect to Seller's Share shall first be applied by Purchaser to any accrued but unpaid obligations of the tenant's thereof accruing from and after the Closing Date).

         G. Operating Expenses. All utility services charges for electricity, heat and air conditioning service, other utilities, common area maintenance, taxes other than real estate taxes such as rental taxes, and all expenses incurred in operating the Project that an Owner pays as opposed to Tenant and any other costs incurred in the ordinary course of business or the management and operation of the Project, shall be prorated based on actual charges when final meter readings have been obtained or actual expenses determined. Seller shall pay all such expenses that accrue prior to the Closing Date and Purchaser shall pay all such expenses accruing on and after the Closing Date. To the extent possible, Seller and Purchaser shall obtain billings and meter readings as of the Closing Date to aid in such prorations.

         H. Leasing Commissions and Tenant Finish. Except as otherwise set forth herein, Purchaser shall receive a credit against the Purchase Price for all unpaid leasing commissions and the costs of all tenant finish work and tenant allowances and other capital improvement items which are the obligation of Seller with respect to the Leases executed prior to the date of this Agreement, whether now due or to become due prior to, on or after the Closing Date (the "Leasing Costs"), Purchaser agrees to pay, and shall indemnify and hold Seller harmless from and against, any and all claims for any Leasing Costs for which Purchaser receives a credit at Closing. Notwithstanding the foregoing, (i) Seller shall give Purchaser a credit in an amount equal to the outstanding tenant allowance owed in connection with the Household Finance lease for space at 1301 Tower Road as of the Closing Date (the "Household Finance Lease")(together with evidence reasonably satisfactory to Purchaser as to the amount of such tenant allowance); and (ii) with respect to the Ford Motor Leases, Purchaser shall give Seller a credit at Closing for a portion of the tenant finish work and other capital improvement items paid for by Seller with respect to the Ford Motor Leases (the "Ford Tenant Improvement Costs"). The credit shall be in an amount equal to the Ford Tenant Improvement Costs, multiplied by a fraction, the numerator of which shall be the unexpired term of the applicable Ford Motor Lease (as extended, if applicable) and the denominator of which shall be the entire term of the applicable Ford Motor Lease (as extended, if applicable). In the event that Seller has not paid for the tenant finish work and other capital improvement items with respect to the Ford Motor Leases at Closing, Seller shall give Purchaser a credit in an amount equal to the Ford Tenant Improvement Costs, multiplied by a fraction, the numerator of which shall be the expired term of the applicable Ford Motor Lease (as extended, if applicable) and the denominator of which shall be the entire term of the applicable Ford Motor Lease (as extended, if applicable).

         If Seller and/or any Owner shall pay any Leasing Costs prior to the Closing Date relating to any New Lease Matter approved or deemed approved by Purchaser as provided herein executed after the date of this Agreement (the "New Lease Matter Leasing Costs"), Purchaser shall give Seller a credit at Closing in an amount equal to the New Lease Matter Leasing Costs, provided, however, that in the event Seller received any rental income from the Tenant under such New Lease Matter prior to the Closing Date, such credit shall be adjusted to equal the New Lease Matter Leasing Costs multiplied by a fraction, the numerator of which shall be the unexpired term of the applicable New Lease Matter, and the denominator of which shall be the entire term of the applicable New Lease Matter less any period of time during which rent is abated under such New Lease. In the event that Seller has received rental income with respect to any New Lease Matter but has not paid for the tenant finish work and other capital improvement items with respect to such New Lease Matter, Seller shall give Purchaser a credit equal to the New Lease Matter Leasing Costs multiplied by a fraction, the numerator of which shall be the that portion of the term during which Seller collected rent with respect to such New Lease Matter and the denominator of which shall be the entire term of the applicable New Lease Matter less any period of time during which rent is abated under such New Lease.

         I. Tenant Security Deposits. Purchaser shall be credited and Seller shall be debited with an amount equal to all tenant security deposits being held (and not applied) by Seller or any other person under any of the Leases and any interest, if any, required to be paid on account thereof, and other deposits as described in Section 12. If any security deposit(s) is in the form of a letter(s) of credit, the original letter(s) of credit shall be delivered to Purchaser at Closing in accordance with the terms and provisions hereof. Prior to Closing, Seller shall arrange for the transfer or assignment of the letter(s) of credit to the applicable transferee of each applicable Project. Seller shall arrange for any and all consents required by the issuing bank(s) for the transfer of the letter(s) of credit to be obtained prior to Closing. Any and all fees imposed by such issuing bank(s) in connection with such transfer(s) which are not the obligation of the applicable tenant to pay shall be paid by Seller. In the event that any such letter(s) of credit is not transferred or assigned as set forth above prior to Closing, Seller shall give Purchaser a credit against the Purchase Price in the amount of the applicable letter(s) of credit. If the letter(s) of credit is subsequently transferred or assigned to Purchaser, Purchaser shall promptly refund the amount of the credit to Seller.

         J. Plunkett Furniture. Plunkett Furniture issued a letter in February, 2004 requesting compensation for one (1) month's rent for the inconvenience suffered during the roof replacement project at 200 South Mitchell Court. In the event that the Tenant Letter from Plunkett Furniture makes reference to the fact that it is entitled to compensation of one (1) month's rent for such inconvenience, or in the event Plunkett Furniture does not deliver a Tenant Letter, Seller shall give Purchaser a credit at Closing in the amount equal to one (1) month's rent under the Plunkett Furniture lease.

         K. Multigraphics LLC Lease. If Multigraphics LLC (f/k/a AM International, Inc.) (or its assignee) has not assumed its Lease prior to the Closing Date and is delinquent in the payment of any amounts due and payable under its Lease for any month or portion thereof after the Closing Date (excluding any amounts which were delinquent on the Closing Date), Seller shall pay to Purchaser, within ten (10) days of its receipt of notice from Purchaser that any such monetary default has occurred, the amount then due and payable (excluding any amounts which were delinquent on the Closing Date and any interest or penalties owed as a result of such default, provided Seller shall be responsible for the applicable interest and penalties on Seller's late payment in the event Seller does not make such payment within said ten (10) day period) under the Multigraphics Lease. Notwithstanding the foregoing, any payments by Seller shall be offset by any amounts collected by Purchaser as a creditor under the bankruptcy proceedings. In the event that Multigraphics LLC (or its assignee) assumes its Lease, from and after such date Seller shall have no further obligations under this Section 12K and, if and to the extent Purchaser collects from Multigraphics LLC monies in excess of the then current rent payment, any funds for delinquent amounts previously paid by Seller under this subsection K or owed to Seller as of the Closing Date, Purchaser shall, within ten (10) days of its receipt of any such funds, remit such funds to Seller(less, if applicable, Purchaser's pro rata share of rent for the month in which the Closing occurs). Any amounts collected by Purchaser as a creditor under the bankruptcy proceedings shall first be applied to the amounts owed to Purchaser and then to the amounts due Seller, with any balance to be retained by Purchaser. In addition to the foregoing, in the event of an assumption of the Multigraphics LLC Lease, Seller shall, within ten (10) days of any such assumption, pay to Purchaser an amount equal to the outstanding leasing commission, if any, due relating to the Multigraphics LLC Lease. In the event Multigraphics LLC rejects its Lease, (i) Seller represents and warrants that no commission will be due under the Multigraphics LLC Lease, and (ii) Purchaser shall use commercially reasonable efforts to lease such space and Seller's payments pursuant to this Section 12K shall be offset by any rentals received by Purchaser (less any costs of reletting) with respect to such space during the original term of the Multigraphics LLC Lease. The obligations of Seller and Purchaser set forth in this Section 12K shall survive the Closing for a period of eighteen (18) months.

         L. AIM, LLC. If AIM, LLC is more than ninety-five (95) days delinquent in the payment of any amounts due and payable under its Lease as of the Closing Date (excluding de minimis operating and similar expenses), Seller shall guaranty the payment of base rent and additional rent due and payable by AIM, LLC under its Lease during the six (6) month period commencing on the Closing Date and terminating on the date six (6) months after the Closing Date. In such event, Purchaser shall notify Seller if and when AIM, LLC fails to pay when due any base or additional rent due and payable under its Lease for any month or portion thereof after the Closing Date but prior to the date six (6) months after the Closing Date (excluding any amounts which were delinquent on the Closing Date), and Seller shall pay such rent (excluding any interest or penalties) to Purchaser within ten (10) days of its receipt of such notice. If and to the extent Purchaser collects from AIM, LLC monies in excess of current rent payments attributable to all or any portion of the rent paid by Seller pursuant to this Section 12L or owed to Seller as of the Closing Date, Purchaser shall, within ten (10) days of its receipt of any such funds, promptly remit such amounts to Seller. All funds collected from AIM, LLC by Purchaser shall first be applied to amounts owed to Purchaser and then to the amounts due Seller, with any remaining balance to be retained by Purchaser. Seller's obligations under this Section 12L shall commence, if at all, on the Closing Date and shall terminate on the date six (6) months after the Closing Date. The obligations of Seller and Purchaser set forth in this Section 12L shall survive the Closing for a period of one (1) year.

         M. Other Prorations. Such additional adjustments as are normally made in connection with a purchase and sale of the type contemplated hereunder.

         N. Method of Proration. Except as expressly provided herein, all apportionments shall be made in accordance with customary practice in Cook County, Illinois. The parties agree to cause a schedule of tentative adjustments to be prepared prior to the Closing Date. Such adjustments, if and to the extent known and agreed upon as of the Closing Date, shall be paid by Purchaser to Seller (if the prorations result in a net credit to the Seller) or by Seller to Purchaser (if the prorations result in a net credit to Purchaser), by increasing or reducing the amount to be paid by Purchaser at Closing. Purchaser and Seller agree the intent of this provision is to allocate the income and expenses attributable to the Project in a fair, just and equitable manner, and the parties agree in the event of special circumstances not specifically covered herein, such equitable principles shall guide the parties in reaching a fair resolution. All prorations hereunder shall be final, unless otherwise expressly provided hereunder. Any post-closing payment/proration obligations of Seller and Purchaser set forth in this Section 12 shall survive the Closing for one (1) year.

         O. Bond Adjustments. At the Closing, Seller shall receive a credit (i.e., addition to) against the Purchase Price, an amount equal to any and all reserves and escrows maintained pursuant to the Bond Documents. Purchaser shall receive a credit (i.e., reduction of) against the Purchase Price in the amount of the Bond Debt, including all accrued interest and other amounts accrued and unpaid under the Bond Documents.

         P. CIBC Adjustments. In the event that the CIBC Debt is assumed, at the Closing, Seller shall receive a credit (i.e., addition to) against the Purchase Price, an amount equal to any and all reserves and escrows maintained pursuant to the CIBC Documents and Purchaser shall receive a credit (i.e., reduction of) against purchase price in the amount of the CIBC Debt, including all accrued interest and other amounts accrued under the CIBC Documents other than costs Purchaser has agreed to pay under this Agreement. In the event that the CIBC Debt is defeased, Purchaser shall receive a credit (i.e., reduction of) against purchase price in the amount of the CIBC Debt, including all accrued interest and other amounts accrued under the CIBC Documents, other than costs Purchaser has agreed to pay under this Agreement, including, but not limited to, any costs associated with the defeasance of the CIBC Debt.

         13. Closing Costs. Except to the extent set forth below as a Purchaser cost, Seller shall pay all title charges and expenses of or relating to the Title Policies herein provided for including commitment fees, any endorsements (up to $500.00 per Project) and endorsements over unpermitted title exceptions, and title insurance premiums, Survey fees, one-half (1/2) of all Closing Escrow fees, State and County documentary or transfer taxes, municipal transfer taxes imposed by ordinance on Seller, any sales or transaction tax payable by reason of the transaction herein described, and all other closing costs and expenses (other than the expenses to be paid by Purchaser as hereinafter provided) customarily paid by sellers of property in the Chicagoland area. The expense of Purchaser's attorneys and consultants, one-half (1/2) of the Closing Escrow fees, all fees and costs relating to obtaining the Bond Consent, the Bond Release, the CIBC Consent and the CIBC Release, all fees and costs relating to the prepayment of all Non-Assumed Debt, all due diligence costs and expenses, the costs of any endorsements requested by Purchaser (in excess of $500.00 per Project and other than those relating to unpermitted title exceptions) to the Title Policy, fees for recording deeds, and any municipal transfer taxes imposed by ordinance on Purchaser, all costs related to lenders title insurance policies and all other costs customarily paid by purchasers of property in the Chicagoland area shall be paid by Purchaser. [At Closing or upon termination of this Agreement, Purchaser shall reimburse Seller for the costs of the sprinkler, backflow and alarm tests requested by Purchaser in connection with its due diligence (to the extent such expenses cannot be passed through to the Tenants of the applicable Project).

         14. Covenants of Seller. Seller hereby covenants with Purchaser as follows:

         A. From the full execution hereof until the Closing Date or the date that this Agreement is terminated, whichever shall occur, Seller shall neither amend any Lease, execute any new lease, license, or other agreement affecting the ownership or operation of the Projects or for personal property, equipment, or vehicles (as applicable, a "New Lease Matter") without Purchaser's prior written approval (which approval shall not be unreasonably withheld or delayed and shall be deemed given if not disapproved in writing within five (5) business days following Seller's written request for approval). Purchaser may not object to the Seller's entry into any New Lease Matter that is commercially reasonable. For purposes of this Agreement, the Ford Motor Company Lease dated as of June 23, 2004, and the Ford Motor Lease dated as of June 30, 2004 (collectively, the "Ford Leases") shall each be deemed to be a New Lease Matter approved by Purchaser.

         B. From the full execution hereof until the Closing Date or the date that this Agreement is terminated, whichever shall occur, Seller shall not enter into any contract with respect to the ownership and operation of the Projects that will survive the Closing, or that would otherwise affect the use, operation, or enjoyment of any of the Projects after the Closing Date (as applicable, a "New Contract Matter"), without Purchaser's prior written consent (which shall not be unreasonably withheld or delayed), except for service contracts entered into in the ordinary course of business which are terminable without penalty on not less than thirty (30) days' notice. If Purchaser's approval of any contract is requested, such approval shall be deemed given if not disapproved in writing within five (5) business days following Seller's request for approval. Purchaser may not object to the Seller's entry into any New Contract Matter that is commercially reasonable.

         C. Seller shall, from and after the full execution hereof until the Closing Date or the date that this Agreement is terminated, whichever shall occur: (i) cause the Projects to be operated and managed in substantially the manner currently being operated, maintaining present services (including, but not limited to, pest control), and shall cause the Projects to be maintained substantially in the same condition as exists as of the date of this Agreement, normal wear and tear, fire and other casualty excepted; (ii) keep on hand sufficient materials, supplies, equipment and other personal property for the efficient operation and management of the Projects as currently being managed;
(iii) cause to be performed, when due, all of the Owners' material obligations under the Leases, Project Contracts, and other agreements relating to any of the Projects and otherwise in accordance in all material respects with applicable laws, ordinances, rules and regulations affecting any of the Projects; and (iv) cause compliance with the Bond Documents and CIBC Documents and maintain full replacement cost casualty insurance on all of the Buildings. Except as otherwise specifically provided herein, the Projects shall be delivered at Closing in substantially the same condition as exists on the date hereof, reasonable wear and tear, fire and other casualty excepted. None of the Personal Property, fixtures or inventory essential to the use and operation of the Projects shall be removed from the Projects, unless replaced by personal property, fixtures or inventory of equal or greater utility and value.

         D. Upon obtaining knowledge thereof, Seller shall promptly notify Purchaser of any material change in any physical condition with respect to the Projects or of the occurrence of any event or circumstance that makes any representation or warranty of Seller to Purchaser under this Agreement untrue or misleading in any material respects, or any material covenant of Purchaser under this Agreement incapable or less likely of being performed.

         E. Seller shall cause the Owners to continue to make all payments under and otherwise comply with all of the provisions of the Bond Documents and the Non-Assumed Debt, and shall deliver to Purchaser copies of any material notices received thereunder by Seller or any Owner.

         15. Damage or Destruction to Any Project. In the event that between the date of this Agreement and the Closing Date, all or any portion of any Project is damaged or destroyed by fire or other casualty, and no Tenant that leases more than 15,000 square feet of space with respect to such Project has the right to terminate its Lease as a result thereof, then Purchaser shall consummate the transaction contemplated hereby. In such event, Seller (and/or the applicable Owner) shall credit or pay to Purchaser the reasonable and customary restoration costs for the Project. In such event, Seller shall be entitled to receive all insurance proceeds payable with respect to such damage or destruction, whether or not such proceeds are paid prior to Closing. If a Tenant that leases more than 15,000 square feet of space has the right to terminate its lease on account of such damage or destruction, then Purchaser may elect, by delivering notice thereof to Seller within ten (10) days after Seller delivers to Purchaser notice of such damage (and if the Closing Date is scheduled to occur prior to the expiration of such ten (10) day period, then the Closing Date shall be extended until the expiration of such ten (10) day period), to terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser and neither Seller nor Purchaser shall have any further rights or obligations under this Agreement (except for those obligations that, pursuant to the terms of this Agreement, survive the termination of this Agreement). Purchaser's failure to deliver a termination notice as provided above shall be deemed Purchaser's election to waive its termination rights under this Section 15A with respect to the applicable damage or destruction, and Seller (and the applicable Owner) shall, at Closing, credit or pay to Purchaser the restoration costs for the Project. Seller in no event shall have any obligation to repair or restore any damage to any Project caused by fire or any other casualty.

         16. Condemnation. In the event that between the date of this Agreement and the Closing Date any condemnation or eminent domain proceedings are initiated which would result in the taking of any Project or portion thereof which would allow a Tenant leasing in excess of 15,000 square feet with respect to such Project to terminate its Lease, Purchaser, at its sole option, may elect to terminate this Agreement by delivering notice of such termination to Seller within ten (10) days after Seller's delivery to Purchaser of notice of such condemnation or eminent domain proceedings, in which event the Earnest Money shall be returned to Purchaser and neither Seller nor Purchaser shall have any further rights or obligations hereunder (except for obligations that, pursuant to the terms of this Agreement survive the termination of this Agreement). In the event that Purchaser is not entitled to terminate this Agreement as aforesaid or elects not to so terminate this Agreement, Purchaser shall consummate the transaction contemplated by this Agreement and Seller shall assign to Purchaser at Closing all of Seller's title and interest in and to any award pertaining to the applicable Project made in connection with such condemnation or eminent domain proceedings. If Purchaser fails to notify Seller of its election within said 10-day period, such failure shall constitute an election to waive its termination rights under this Section 16 with respect to such condemnation or eminent domain proceeding.

         17. Remedies.

         A. Purchaser Remedies. In the event Seller defaults in any of its obligations under this Agreement and fails to cure such default within fifteen
(15) days after written notice of such default from Purchaser, then Purchaser may, as its sole and exclusive remedies, either (i) enforce specific performance of this Agreement against Seller, (ii) terminate this Agreement by written notice to Seller and the Title Company, in which event the Earnest Money and all interest accrued thereon shall be returned to Purchaser, or (iii) if specific performance is not available, or if Seller has intentionally caused a breach of a representation or warranty as set forth in Section 9D, Purchaser may sue for damages, subject to Section 17D hereof. If Purchaser fails to file suit for specific performance against Seller, or to file suit for damages if clause (iii) of the preceding sentence is applicable, in a court having jurisdiction on or before ninety (90) days following the date upon which Closing was to have occurred, then Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Earnest Money and all interest accrued thereon.

         B. Post-Closing Purchaser Remedies. If after Closing Purchaser discovers that any of Sellers' representations or warranties were not true or correct in any material respect, or that Seller breached or defaulted with respect to any other covenant to be performed by Seller hereunder, then Purchaser shall have the right to sue Seller for damages, subject to Section 17D hereof.

         C. Seller Remedies. In the event Purchaser defaults in any of its obligations under this Agreement and fails to cure such default within fifteen
(15) days after written notice of such default from Seller, then Seller's sole and exclusive remedy shall be to cause the Escrowee to deliver the Earnest Money, together with all interest earned thereon, to Seller, the amount thereof being fixed and liquidated damages, it being understood that Seller's actual damages in the event of such default are difficult to ascertain and that such proceeds represent the parties' best current estimate of such damages. Notwithstanding the foregoing, the other provisions of this Agreement shall in no manner limit or restrict Purchaser's indemnity obligations and liabilities under this Agreement, including, without limitation, its obligations under Sections 7, 11H, 17G, 18 and 29 hereof.

         D. Limitations on Purchaser Remedies. Purchaser agrees that if it at any time discovers that any of Seller's representations or warranties contained in this Agreement have been violated or breached, or that Seller has breached any other of the material covenants and conditions herein to be performed by Seller, then Purchaser immediately shall notify Seller of same. Notwithstanding anything to the contrary contained in this Section 17 or elsewhere in this Agreement, Purchaser acknowledges and agrees that Seller's liability for any and all damages, losses, costs, expenses and/or injuries sustained, suffered or incurred by Purchaser or any affiliate thereof or related person or party thereto as a result of any violation, breach or default by Seller of any of the terms, provisions, covenants, agreements, representations or warranties of Seller set forth in this Agreement, and any claim that Purchaser may have at any time against Seller for any such violation, breach or default shall be subject to and limited by the following:

                  (i) Seller shall have no liability to Purchaser or any party acquiring any of the Projects pursuant to this Agreement unless and until Seller shall have received from Purchaser written notice specifying (1) in detail, a violation, breach, or default of any of the covenants, representations or warranties of Seller set forth in this Agreement, and (2) either (a) documentation reflecting the amount of actual, out-of-pocket loss, cost, expense, damage, and/or injury claimed to have been sustained, suffered. or incurred by Purchaser and/or such other party as a direct result of such violation, breach, or default or, if applicable, (b) as to any damages or losses that in Purchaser's reasonable opinion cannot be actually incurred until more than one (1) year from the Closing or the time of discovery after the Closing, if applicable, a written contractor's estimate of the costs necessary to cure such violation, breach, or default, which written notice and estimate must be received by Seller on or prior to the date that is twelve (12) months after the Closing Date of the applicable Project or the time of discovery after the Closing, if applicable. If Seller disputes such estimate, Seller shall obtain its contractor's own estimate and, if the two (2) estimates differ by 10% or less, the average of the two (2) shall be deemed approved. If the two (2) estimates differ by more than 10%, than the estimating parties (i.e., Seller's and Purchaser's contractors) shall agree on a third party, whose estimate shall be binding, and shall take into account, among other items, both Seller's and Purchaser's contractors' estimates. Once the estimate has been approved or deemed approved, and Purchaser has submitted documentation reflecting its actual loss, cost, expense, damage, and/or injury, Seller shall pay to Purchaser the amount thereof within five (5) business days, and Seller shall be fully, forever, and irrevocably released of any and all liability, cost, expense, damage, etc., with respect to the applicable matter (and Purchaser agrees to execute a release agreement).

                  (ii) Seller shall have no liability to Purchaser or any party acquiring any of the Projects pursuant to this Agreement unless the actual, out-of-pocket damages, losses, costs, expenses, or injuries incurred or estimated to be incurred are in excess (in the aggregate with respect to all of the Projects) of $125,000.00 (and in such event Seller only shall be liable for the portion of such actual, out-of-pocket damages, losses, costs, expenses and injuries in excess of $125,000.00), subject, however, to the other limitations set forth herein;

                  (iii) Seller in no event shall be liable to Purchaser or any party acquiring any of the Projects pursuant to this Agreement for any punitive or consequential losses or damages;

                  (iv) Seller shall have no liability to Purchaser or any party acquiring any of the Projects pursuant to this Agreement for any damages, losses, costs, expenses or injuries sustained, suffered or incurred by Purchaser and/or such other party in excess (in the aggregate with respect to all of the Projects) of $6,000,000;

                  (v) if, at any time prior to the Closing, Purchaser or any of its employees discovers that any representation or warranty made by Seller in this Agreement, or any other information delivered by Seller to Purchaser in respect to any such Projects, is inaccurate, untrue or incorrect in any manner or respect when made, or that Seller has violated any of its covenants or agreements in this Agreement, but Purchaser nevertheless closes the transaction contemplated by this Agreement, then only in the event Purchaser fails to notify Seller of same prior to the Closing, Purchaser and any party acquiring any Project pursuant to this Agreement shall be deemed to have waived any and all rights, remedies, claims, or suits against Seller related to and released Seller from any and all loss, damage, injury, liability, cost, and/or expense sustained, suffered, or incurred by Purchaser and/or such other party on account of any such inaccurate, untrue, or incorrect representation, warranty, or information, or violation of such covenant or agreement, in the event that Purchaser or any of its agents, employees, representatives, consultants, or any other parties notifies Seller as provided above of the specific details regarding such breach or violation, no rights, remedies, claims, or suits shall be waived or released; and

The terms, provisions and limitations set forth in this Section 17D shall survive the Closing without limitation.

         E. Litigation Costs. In the event of litigation between the parties with respect to the Projects, this Agreement, the performance of their respective obligations hereunder or the effect of a termination under this Agreement, the losing party shall pay all costs and expenses incurred by the prevailing party in connection with such litigation, including, but not limited to, reasonable attorneys' fees of counsel selected by the prevailing party. For the purposes of this subsection E, the "prevailing party" shall be deemed to be the party that, in an adversarial proceeding, is awarded damages or other relief substantially equal to the relief sought by such party, or that successfully defends such proceeding, or that dismisses an action for recovery under this Agreement in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action. Notwithstanding any provision of this Agreement to the contrary, the obligations of the parties under this Section 17 shall survive the termination of this Agreement.

         F. Time to File Suit.  Notwithstanding anything to the contrary in this
Section 17, if Purchaser fails to file suit for specific performance against Seller or to file suit for damages in a court having jurisdiction, as provided aforesaid, on or before ninety (90) days following the date upon which Closing was to have occurred, then Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Earnest Money and all interest accrued thereon.

         18. Brokers. The parties mutually warrant and represent to the other that neither has authorized any broker to act on its behalf in respect of the transactions contemplated hereby, and that neither has dealt with a broker in connection therewith. Each of the parties shall indemnify and save the other party harmless from any claim by any broker or other person for commissions or other compensation for bringing about the transactions contemplated hereby where such claim is based on the purported employment or authorization of such broker or other person by such indemnifying party.

         19. Entire Agreement. It is understood and agreed that all understandings and agreements heretofore had between the parties hereto are merged in this Agreement, the exhibits annexed hereto and the instruments and documents referred to herein, which alone fully and completely express their agreements, and that neither party is relying upon any statement or representation not embodied in this Agreement made by the other. Each party expressly acknowledges that, except as expressly provided in this Agreement, the other party and the agents and representatives of the other party have not made, and the other party is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the transactions contemplated hereby. The preparation of this Agreement has been a joint effort of the parties hereto and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

         20. Non-Foreign Certificate. Seller shall provide Purchaser, on or before the Closing Date, with a non-foreign certificate sufficient in form and substance to relieve Purchaser of any and all withholding obligations under federal law, which certificate shall be reasonably satisfactory to Purchaser and the Title Company.

         21. Modifications. No modification, amendment, discharge or change of this Agreement, except as otherwise provided herein, shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, amendment, discharge or change is sought.

         22. Notices. All notices, demands, requests and other communications under this Agreement shall be in writing and shall be deemed properly served (i) when received (or refusal of receipt) if delivered by hand or expedited messenger service with proof of receipt to the party to whose attention it is directed or (ii) one (1) business day after deposit with an overnight courier service if sent by recognized overnight courier service, addressed as follows:

             If intended for Seller:    c/o Prime Group Realty Trust
                                        77 West Wacker Drive
                                        Suite 3900
                                        Chicago, Illinois  60601
                                        Attention:  Mr. Jeffrey A. Patterson

             with a copy to:            c/o Prime Group Realty Trust
                                        77 West Wacker Drive
                                        Suite 3900
                                        Chicago, Illinois  60601
                                        Attention:  James F. Hoffman, Esq.

             If intended for Purchaser: CenterPoint Properties Trust
                                        1808 Swift Drive
                                        Oak Brook, Illinois  60523
                                        Attention:  Mr. Michael M. Mullen

             with a copy to:            Weinberg Richmond LLP
                                        333 West Wacker Drive
                                        Suite 1800
                                        Chicago, Illinois  60606
                                        Attention:  Mark S. Richmond, Esq.

or such other address or to such other party which any party entitled to receive notice hereunder designates to the others in writing by a notice duly given hereunder.

         23. Governing Law and Interpretation. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of Illinois applicable to contracts made and to be performed in that state. The terms "hereby", "hereof", "hereto", "herein", "hereunder" and any similar terms shall refer to this Agreement, and the term "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Agreement. Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and the words importing the singular number shall mean and include the plural number and vice versa. Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons. The terms "include", "including" and similar terms shall be construed as if followed by the phrase "without being limited to".

         24. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         25.  Captions.   The  captions  in  this  Agreement  are  inserted  for
convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement of any of the provisions thereof.

         26. Binding Effect. Subject to the terms and restrictions of Section 35 below, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         27. Partial Invalidity. Seller and Purchaser intend and believe that each provision in this Agreement comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions in this Agreement which is or are not materially related to the liability of the parties hereto or to the conditions to Purchaser's and/or Seller's obligations to consummate the transaction contemplated herein is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Agreement to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent both of Seller and Purchaser that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Purchaser and Seller under the remainder of this Agreement shall continue in full force and effect. If any provision or provisions which is or are material as set forth above are found to be illegal, invalid, unlawful, void or unenforceable as written, this Agreement may, at the option of either party, be terminated without further obligation to either party.

         28. Time for Performance. Time is of the essence of this Agreement. Whenever under the terms of this Agreement the time for performance falls on a Saturday, Sunday or Legal Holiday, as defined in 205 ILCS 630/17 as amended, such time for performance shall be on the next day that is not a Saturday, Sunday or Legal Holiday. In computing any period of time pursuant to this Agreement, the day of the act or event from which the designated period of time begins to run will not be included and the last day of such period will be included.

         29. Illinois Income Tax Withholding. At least five (5) days prior to the Closing, Seller shall deliver to Purchaser evidence that the sale of the Project to Purchaser hereunder is not subject to, and does not subject Purchaser to liability under, 35 ILCS 5/902 (d) or 35 ILCS 120/5j ("Act") and that at least fifteen (15) days prior to the Closing, Seller shall have notified the Illinois Department of Revenue (herein referred to as the "Department") of the intended sale and requested the Department to make a determination as to whether the Seller has an assessed, but unpaid, amount of tax, penalties, or interest under the Act. In the event any amounts are indicated as being unpaid, Seller shall deliver to Purchaser a personal indemnification executed by Prime Group Realty, L.P. indemnifying and holding Purchaser harmless from any loss, cost or damage resulting from any Illinois tax due, or claimed to be due, from Seller.

         30. Audit and Indemnification. In the event anytime within three (3) years subsequent to the Closing Date Purchaser desires to have its independent auditors audit the operating results of a Project for the period required under then current Securities and Exchange Commission ("SEC") regulations (herein referred to as the "Relevant Period"), Seller, at Purchaser's cost and expense, agrees to provide to Purchaser's designated independent auditors (i) access to the books and records of the Projects for the Relevant Period and (ii) a letter stating only that said books and records were prepared by Seller in the ordinary course of business for its internal purposes. Purchaser hereby agrees to forever indemnify, defend and hold harmless Seller from and against any claim, damage, loss, liability cost or expense (including reasonable attorneys' fees and court costs) to which Seller is at anytime subjected by any party as a result of Seller's compliance with the terms and conditions of this Section 30. Purchaser further agrees that no information, books or records provided pursuant to this
Section 30 shall be the basis of any claim by Purchaser against Seller with respect to the sale of a Project to Purchaser or any representation, warranty or covenant given by Seller with respect to a Project.

         31. Recording. Seller and Purchaser agree that neither this Agreement nor any memorandum or summary of this Agreement shall be recorded without the prior written consent of the other party, which consent may be granted or withheld in such other party's sole and absolute discretion. If Purchaser causes this Agreement or any notice or memorandum hereof to be recorded, then without limitation of Seller's other remedies for such default, this entire Agreement shall be null and void at the option of the Seller and Seller shall be entitled to be paid the entire Earnest Money.

         32. Confidentiality. Seller and Purchaser acknowledge and agree that the transactions contemplated by this Agreement are of a highly sensitive and confidential nature and, except to the extent disclosure is required by law or is otherwise permitted by this Section 32, Purchaser and Seller agree that all documents and information concerning the Projects, the subject matter of this Agreement, and all negotiations with respect hereto and the subject matter hereof shall remain confidential. Prior to and after the Closing, any release or disclosure to the public of information with respect to the transaction so closed, any matters set forth in this Agreement, or any of the terms and provisions of this Agreement shall be made only in the form approved by Purchaser and Seller and their respective counsels (which approval shall not be unreasonably withheld or delayed, and shall be deemed to have been granted if not expressly disapproved within one (1) business day after request for approval). Notwithstanding the foregoing to the contrary, this Section 32 shall not prevent (a) either party from disclosing any information with respect to the transactions contemplated herein, any matters set forth in this Agreement, or any of the terms and provisions of this Agreement if and to the extent that such disclosure is reasonably determined by such party to be required by applicable law or a court or other binding order or by applicable administrative rule or regulation or order of any regulatory or supervisory agency or authority with competent jurisdiction over such matter; (b) Seller or Purchaser from disclosing any information with respect to the transactions contemplated herein, any matters set forth in this Agreement, or any of the terms and provisions of this Agreement to any of their respective current or prospective lenders, members, officers, directors, trustees, employees, consultants, attorneys, accountants, advisors, agents, representatives, partners ,and/or shareholders and/or any parties whose consent is required (and any of the respective lenders, members, officers, directors, trustees, employees, consultants, advisors, agents, representatives, partners, and/or shareholders of any of such parties); provided that all of the foregoing to whom disclosure is made are advised of the confidential nature of such information, matters, terms and provisions; or (c) the Owners, Seller, and/or its member, its member's members, and/or Prime Group Realty Trust or Purchaser from making any public statement, filing, or other disclosure which any of them reasonably believes to be required or desirable under applicable securities laws or in connection with any securities offering or registration by the Owners, Seller, and/or its member, its member's members and/or Prime Group Realty Trust or Purchaser, or as may be requested or required by the New York Stock Exchange or other securities market. The provisions of this Section 32 shall survive the Closing or termination of this Agreement (whichever shall occur) without restriction or limitation.

         33. Further Assurances. Each party hereto agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to the Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement. Without limiting the generality of the foregoing, Purchaser shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Purchaser with respect to the Projects. The provisions of this Section 33 shall survive the Closing or the termination of this Agreement (whichever shall occur) without restriction or limitation.

         34. Tax Allocations. Purchaser and Seller agree that the consideration to be paid pursuant to this Agreement, together with any assumed liabilities, shall be allocated among the assets as set forth on Exhibit T. attached hereto and made a part hereof. Seller and Purchaser hereby agree that IRS Form 8594 will be timely filed based on such fair market values.

         35. Tax-Deferred Exchange. If Seller, the Owners, any other party transferring any of the Projects, or Purchaser desires to structure the applicable transaction to effect a tax-deferred exchange under Section 1031 of the United States Internal Revenue Code and the regulations promulgated thereunder, as amended, then the other party or parties shall cooperate with the structuring party in such effort provided (a) the structuring party pays all reasonable third party, out-of-pocket costs and expenses incurred by the other party in connection therewith, and (b) no other party incurs any potential liabilities as a result thereof that would not otherwise have been incurred by the other party (e.g., by having to make any warranties under a deed).

         36. Assignment. Neither this Agreement nor Seller's or Purchaser's rights and obligations hereunder, may be assigned by the other party, and any such attempted assignment shall be null and void, ab initio, and shall constitute a default by the assigning party of this Agreement. Notwithstanding the foregoing, Purchaser may assign this Agreement, in whole or in part, to any entity affiliated with or related to Purchaser (herein referred to as "Affiliate") without Seller's consent, provided that Purchaser shall in no event be released from any of its obligations or liabilities hereunder as a result of any such assignment, provided that any such assignment shall not in any way effect or delay Purchaser's ability to obtain the Bond Consent, Bond Release or CIBC Consent. In the event that any Affiliate shall be designated as a transferee or assignee hereunder, the Affiliate shall have the benefit of all of the representations, warranties and other rights that would otherwise have run in favor of Purchaser.

         37. Termination of this Agreement. Seller and Purchaser acknowledge and agree that if either party hereto has the right to terminate this Agreement pursuant to the terms and provisions hereof, and desires to exercise such right, then such party may exercise such right with respect to the entire of this Agreement, it being the understanding and agreement of Seller and Purchaser that it is their intent that Purchaser acquire all or none of the Projects.

         38. Further Assurances. All action required pursuant to this Agreement that is necessary to effectuate the transaction contemplated herein will be taken promptly and in good faith by Seller and Purchaser, and each shall furnish the other with such documents or further assurances as the other may reasonably require to effectuate the transaction contemplated by this Agreement.

                            [signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLER:                             PRIME GROUP REALTY, L.P., a Delaware
------
                                    limited partnership, individually and in its capacity as the sole administrative member of the Owners

                                    By:   PRIME GROUP REALTY TRUST,
                                          its Managing General Partner


                                    By:  /s/ Jeffrey A. Patterson
                                       ---------------------------------------
                                    Name:  Jeffrey A. Patterson
                                           -----------------------------------
                                    Title:  President
                                          ------------------------------------


PURCHASER:                          CENTERPOINT PROPERTIES TRUST, a Maryland
---------
                                    real estate investment trust


                                    By:  /s/ Paul A. Ahern
                                       ---------------------------------------
                                    Name:  Paul A. Ahern
                                           -----------------------------------
                                    Title:  Chief Investment Officer
                                            ----------------------------------


                                    By:  /s/ John S. Gates, Jr.
                                         -------------------------------------
                                    Name:  John S. Gates, Jr.
                                           -----------------------------------
                                    Title:  Co-Chairman
                                            ----------------------------------

                                       LIST OF EXHIBITS

Exhibit A-1 through A-34     Legal Descriptions of Parcels
Exhibit B                    Property Schedule
Exhibit C                    Lease Schedule
Exhibit D                    Personal Property Schedule
Exhibit E                    Joint Order Escrow - Earnest Money Escrow Agreement
Exhibit F                    List of Bond Documents
Exhibit G                    Description of the Illinois Bonds
Exhibit H                    Debt Schedule
Exhibit I                    Project Contracts Deemed to be Approved Contracts
Exhibit J                    Tenant Purchase Rights
Exhibit K                    Permitted Exceptions
Exhibit L                    Undelivered Title Items
Exhibit M                    Required Title Affidavits
Exhibit N                    Environmental Escrow Agreement
Exhibit O-1                  Tenant Letter
Exhibit O-2                  Seller Estoppel Certificate
Exhibit P                    Rent Subsidy Agreement
Exhibit Q                    Exceptions Schedule
Exhibit R                    Environmental Assessments and Reports
Exhibit S                    Open Item List
Exhibit T                    Allocation of Purchase Price

                            EXHIBIT A-1 THROUGH 1-32

                          Legal Descriptions of Parcels


                             [INTENTIONALLY DELETED]


                                    EXHIBIT B

                                Property Schedule


Building Address                   Ownership Entity            Building Number               Location                      Total SF
----------------                 -----------------            ----------------               ---------                     --------

342 Carol Lane                   342 Carol Lane, L.L.C.                                      Elmhurst, Illinois             67,935

343 Carol Lane                   343 Carol Lane, L.L.C.                                      Elmhurst, Illinois             30,084

370 Carol Lane                   370 Carol Lane, L.L.C.                                      Elmhurst, Illinois             60,290

388 Carol Lane                   388 Carol Lane, L.L.C.                                      Elmhurst, Illinois             40,502


200 E. Fullerton Avenue          200 E. Fullerton, L.L.C.                                    Carol Stream, Illinois         66,254

350 Randy Road                   350 Randy Road, L.L.C.                                      Carol Stream, Illinois         25,200

550 Kehoe Boulevard              550 Kehoe Blvd., L.L.C.                                     Carol Stream, Illinois         44,575

4300 Madison Avenue              4300 Madison Street, L.L.C.                                 Hillside, Illinois            127,129

4211 Madison Avenue              4211 Madison Street, L.L.C.                                 Hillside, Illinois             90,344

4160 Madison Avenue              4160 Madison Street, L.L.C.                                 Hillside, Illinois             79,532


555 Kirk Road                    555 Kirk Road, L.L.C.                                       Batavia, Illinois              62,400


1455 Sequoia Drive               1455 Sequoia Drive, L.L.C.                                  Aurora, Illinois              257,600


1301 Tower Road                  1301 E. Tower Road, L.L.C.                                  Schaumburg, Illinois           50,400


11039 Gage Avenue                11039 Gage Avenue, L.L.C.                                   Franklin Park, Illinois        21,935

11045 Gage Avenue                11045 Gage Avenue, L.L.C.                                   Franklin Park, Illinois       136,600


1401 S. Jefferson Street         1401 S. Jefferson, L.L.C.                                   Chicago, Illinois              17,265

1543 Abbott Drive                1543 Abbott Drive, L.L.C.                                   Wheeling, Illinois             43,930

200 S. Mitchell Court            200 S. Mitchell Court, L.L.C.                               Addison, Illinois             152,200

425 E. Algonquin Road            Arlington Heights I, L.P.                                   Arlington Heights,
                                                                                             Illinois                      304,506





East Chicago Enterprise Center

4407 Railroad Avenue, Lot 1        Enterprise Center I, L.P.        Vacant Land              East Chicago, Indiana               -

4407 Railroad Avenue, Building 2   Enterprise Center II, L.P.       Building 2               East Chicago, Indiana         169,435

4407 Railroad Avenue, Building 3   Enterprise Center III, L.P.      Building 3               East Chicago, Indiana         291,550

4407 Railroad Avenue, Building 4   Enterprise Center IV, L.P.       Building 4               East Chicago, Indiana          87,484
                                   East Chicago Enterprise Center
4635 Railroad Ave.                 Limited Partnership              Building T               East Chicago, Indiana          14,070

Hammond Enterprise Center

4507 Columbia Avenue               Enterprise Center V, L.P.        4507 Columbia            Hammond, Indiana              196,475

4531 Columbia Avenue               Enterprise Center VI, L.P.       4531 Columbia            Hammond, Indiana              250,266
                                   Hammond Enterprise Center        Office Building and
4527 Columbia Avenue               Limited Partnership               part of 4507
                                                                    Columbia Ave.            Hammond, Indiana               76,821
Chicago Enterprise Center
13535 A&D S. Torrence Avenue       Enterprise Center VII, L.P.      Buildings A and P        Chicago, Illinois             462,670

13535 B S. Torrence Avenue         Enterprise Center VIII, L.P.     Building A.1             Chicago, Illinois             242,199

13535 E-G S. Torrence Avenue       Enterprise Center IX, L.P.       Buildings Q, R & S       Chicago, Illinois             162,682

13535 C&H S. Torrence Avenue       Enterprise Center X, L.P.        Buildings C and T        Chicago, Illinois             172,775


13535 S. Torrence Avenue           Kemper/Prime Industrial Partners Vacant Land              Chicago, Illinois                   -
                                                                                                                        ----------
                                                                                             Total Sq. Footage           3,805,108
                                                                                                                        ----------




Land Parcels
------------
                                                                                                                           Acreage
                                                                                                                           -------

Prime Aurora, L.L.C.             Prime Aurora Business Park         Parcels 1/2               Aurora, IL                     19.97

                                                                    Parcel 5                                                 20.63

                                                                    Parcel 9                                                 11.78

                                                                    Parcel 12, Pond                                           9.90

                                                                    Parcel 13                                                10.87
                                                                                                                             -----

                                                                                                                             73.15


DeKalb Business Park, L.L.C.      Prime DeKalb Business Park        East of 1st, North side
                                                                      of Gurler              DeKalb, IL                      36.33
Oak Brook Business Center,
L.L.C.                           Prime Batavia Business Park        North side of Douglas    Batavia, IL                      9.24

                                                                    South side of Douglas                                     9.52
                                                                                                                              ----
                                                                                                                             18.76







                                    EXHIBIT C

                                 Lease Schedule


                             [INTENTIONALLY DELETED]

                                    EXHIBIT E

                               Joint Order Escrow


                             [INTENTIONALLY DELETED]

                                    EXHIBIT F

                            Description of the Bonds


                             [INTENTIONALLY DELETED]

                                    EXHIBIT G

                        Description of the Illinois Bonds


                             [INTENTIONALLY DELETED]

                                    EXHIBIT H

                                  Debt Schedule
                                  -------------

                                CIBC DEBT: POOL A
                                -----------------

Lender                                Portfolio or Property
------                                ---------------------

CIBC, Inc.                            1401 South Jefferson Street, Chicago, IL
($14,933,000.00 Mortgage Loan)        4211 Madison Street, Hillside, IL
                                      200 E. Fullerton Avenue, Carol Stream, IL
                                      350 Randy Road, Carol Stream, IL
                                      370 Carol Lane, Elmhurst, IL
                                      4160-4170 Madison Street, Hillside, IL
                                      11039 Gage Avenue, Franklin Park, IL
                                      11045 Gage Avenue, Franklin Park, IL

Current Loan Documents:
-----------------------

1.       Amended and Restated Substitute Note A
2.       Amended and Restated Substitute Mortgage A
3.       Assignment of Leases and Rents
4.       Guaranty of Payment
5.       Indemnity and Guaranty Agreement
6.       Hazardous Substance Indemnity Agreement
7.       Assignment of Warranties and Other Contract Rights
8.       Consent and Agreement of Manager
9.       Cash Management Agreement
10.      Certificate Regarding Loans to Related Parties
11.      Certificate of Rent Roll
12.      Certificate of Service Contracts
13.      Certificate as to Independent Director
14.      Certificate of Lease Form

                               CIBC DEBT: POOL B-1
                               -------------------

Lender                                Portfolio or Property
------                                ---------------------

CIBC, Inc.                            4300 Madison Street, Hillside, IL
($15,556,000.00 Mortgage Loan)        550 Kehoe Boulevard, Carol Stream, IL
                                      342-346 Carol Lane, Elmhurst, IL
                                      343 Carol Lane, Elmhurst, IL
                                      388 Carol Lane, Elmhurst, IL
                                      1301 E. Tower Road, Schaumburg, IL

Current Loan Documents:
-----------------------

1.       Amended and Restated Substitute Note B-1
2.       Amended and Restated Substitute Mortgage B-1
3.       Assignment of Leases and Rents
4.       Guaranty of Payment
5.       Indemnity and Guaranty Agreement
6.       Hazardous Substance Indemnity Agreement
7.       Assignment of Warranties and Other Contract Rights
8.       Consent and Agreement of Manager
9.       Cash Management Agreement
10.      Certificate Regarding Loans to Related Parties
11.      Certificate of Rent Roll
12.      Certificate of Service Contracts
13.      Certificate as to Independent Director
14.      Certificate of Lease Form

                            LIST OF NON-ASSUMED DEBT
                            ------------------------

Lender                                    Portfolio or Property
------                                    ---------------------

LaSalle Bank, N.A.                        1455 Sequoia Drive, Aurora, IL
($6 million construction loan)

Corus Bank, N.A.                          200 S. Mitchell Court, Addison, IL
($4.235 million first mortgage loan)

LaSalle Bank, N.A.                        555 Kirk Road, St. Charles, IL
($2.5 million first mortgage loan)        1543 Abbott Drive, Wheeling, IL

                                    EXHIBIT I

                Project Contracts Deemed to be Approved Contracts


                             [INTENTIONALLY DELETED]

                                    EXHIBIT J

                             Tenant Purchase Rights


                             [INTENTIONALLY DELETED]

                                    EXHIBIT K

                              Permitted Exceptions


                             [INTENTIONALLY DELETED]

                                    EXHIBIT L

                             Undelivered Title Items


                             [INTENTIONALLY DELETED]

                                    EXHIBIT M

                            Required Title Affidavits


                             [INTENTIONALLY DELETED]

                                    EXHIBIT N

                         Environmental Escrow Agreement

         THIS ENVIRONMENTAL ESCROW AGREEMENT (the "Agreement") is made and entered into this ____ day of ______, 2004, by and among PRIME GROUP REALTY, L.P., a Delaware limited partnership ("Seller"); CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust ("Buyer"); and CHICAGO TITLE AND TRUST COMPANY ("Escrow Agent").

                              W I T N E S S E T H:

         A. Seller and Buyer have executed and delivered that certain Purchase Agreement dated August 2, 2004, pursuant to which Seller agreed to convey certain land and improvements to Buyer, all as more particularly described therein. Such Purchase Agreement, as same may have been amended, is hereinafter referred to as the "Disposition Agreement." Unless otherwise defined herein, all initially capitalized terms shall have the respective meanings assigned thereto in the Disposition Agreement.

         B. In the course of its due diligence, Seller identified the following Properties which require environmental remediation in order to obtain a No Further Remediation Letter ("NFR Letter") from the Illinois Environmental Protection Agency ("IEPA") or a Certificate of Completion ("Certificate of Completion") issued by the Indiana Department of Environmental Management
("IDEM") and a Covenant Not to Sue ("Covenant Not to Sue") issued by the Governor of Indiana: Chicago Enterprise Center, 13535 S. Torrence Avenue, Chicago, Illinois ("Chicago Enterprise Center"); Hammond Enterprise Center, 4507, 4531, and 4527 Columbia Avenue, Hammond, Indiana (the "Hammond Site"); and East Chicago Enterprise Center, 4407 Railroad Avenue, E. Chicago, Indiana (the "East Chicago Site") (collectively, the "Environmental Escrow Properties").

         C. Seller has agreed to deposit into escrow the sums described herein in order to pay for a portion of the remediation of the Environmental Escrow Properties as provided below and to secure Buyer's delivery of an NFR Letter issued by IEPA or Certificate of Completion issued by IDEM and Covenant Not to Sue issued by the Governor of Indiana for each Environmental Escrow Property, and the parties desire to enter into this Agreement for the purpose of holding and disbursing such funds in accordance with the terms of this Agreement.

         NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Buyer, and Escrow Agent do hereby covenant and agree as follows:

         1. Environmental Escrow Properties. The following properties constitute the Environmental Escrow Properties under the terms of this Agreement:

                  a. Chicago Enterprise Center. Seller, by and through its consultant, Carlson Environmental, Inc. ("CEI"), discovered contamination in the course of its due diligence for Seller, including extensive hazardous lead and other lead contamination, the presence of free product in three locations (between Building A-1 and C; the former slip area; and the former underground storage tank ("UST") farm west of Building C and south of Building A), and other contaminants of concern (e.g., polychlorinated biphenyls ("PCBs"), arsenic and chlorinated solvent analytes). CEI recommended obtaining an NFR Letter through the Illinois Site Remediation Program. Seller has disclosed to Buyer a Risk Assessment dated June 1999 and prepared by Foth & Van Dyke for Chicago Enterprise Center (hereinafter "Risk Assessment"). The Risk Assessment provides for a clean-up objective for lead of nine hundred parts per million ("900 ppm"). Seller agreed in the May 4, 2004 Letter of Intent, by and between the Parties, to fund an escrow account with two million nine hundred thousand dollars ($2,900,000.00) to fund Buyer's remediation of the Chicago Enterprise Center and Buyer's reasonable costs and expenses associated with obtaining an NFR Letter from the IEPA with respect to all known contamination for Chicago Enterprise Center. Buyer covenants and agrees (1) to remediate Chicago Enterprise Center as required to obtain the NFR Letter from the IEPA with respect to all known contamination, including, but not limited to, all Hazardous Substances as defined by CERCLA and identified in Removal Site Evaluation and Preliminary Assessment - Event Two Report - April, 1997 prepared by CEI with respect to Chicago Enterprise Center, (2) to commence such remediation not later than May 21, 2006, (3) to diligently pursue and complete such remediation within a reasonable period of time, and (4) to use good faith efforts to add Prime Group Realty, L.P., Prime Group Realty Trust, Enterprise Center VII, L.P., Enterprise Center VIII, L.P., Enterprise Center IX, L.P., Enterprise Center X, L.P., Kemper/Prime Industrial Partners, Illinois Tool Works Inc., Signode Corporation and USX Corporation as additional recipients of the NFR Letter and to cause the IEPA to furnish (or to furnish itself) all such parties with copies of the NFR Letter when issued.

                  b. Hammond Site. In the course of its due diligence, Seller, by and through its consultant, Heritage Environmental Services LLC ("Heritage"), discovered contamination related to the presence of free product, lead, semi-volatile organic compounds ("SVOCs") and the presence of an underground storage tank ("UST"), among other issues. Groundwater monitoring, due to the presence of historical free product, is required to be conducted at the Hammond Site for one additional quarter. Seller agreed in the May 4, 2004 Letter of Intent, by and between the Parties, to fund an escrow account with up to one hundred thousand dollars ($100,000.00)(less amounts spent by Seller after May 4, 2004 and prior to Closing in connection with said remediation at the Hammond Site which amounts shall be subject to Buyer's review and approval of detailed invoices from Seller's environmental consultant) to fund Buyer's remediation of the Hammond Site and Buyer's reasonable costs and expenses associated with obtaining a Certificate of Completion issued by IDEM and Covenant Not to Sue issued by the Governor of Indiana for the Hammond Site.

                  c. East  Chicago  Site.  In the  course of its due  diligence,
         Seller, by and through its consultant, Heritage, discovered contamination related to the presence of elevated levels of TPH and the presence of an underground storage tank ("UST"), among other issues. Groundwater monitoring, due to the presence of elevated levels of petroleum products, is required to be conducted at the East Chicago Site for one additional quarter. In addition, IDEM has not approved the remedial action plan submitted by Heritage to address the elevated levels of TPH in the soils within two areas of the site. Seller agreed in the May 4, 2004 Letter of Intent, by and between the Parties, to fund an escrow account with up to one hundred sixty four thousand dollars ($164,000.00)(less amounts spent by Seller after May 4, 2004 and prior to Closing in connection with said remediation at the East Chicago Site which amounts shall be subject to Buyer's review and approval of detailed invoices from Seller's environmental consultant) to fund Buyer's remediation of the East Chicago Site and Buyer's reasonable costs and expenses associated with obtaining a Certificate of Completion issued by IDEM and Covenant Not to Sue issued by the Governor of Indiana for the East Chicago Site. During the course of its due diligence, Buyer identified free product at the East Chicago Site, as well as TPH levels in excess of fifty thousand parts per million (50,000 ppm). Buyer also identified the presence of PCBs, chlorinated solvents, and chromium within the site soils. Further, Buyer detected chrome in ground water beneath the Electro Coating Technologies tenant space. Seller has agreed to fund an escrow account with one million two hundred fifty thousand dollars ($1,250,000.00) to fund Buyer's remediation of the East Chicago Site to the extent required in order for Buyer to obtain a Certificate of Completion issued by IDEM and Covenant Not to Sue issued by the Governor of Indiana.

         2. Escrowed Funds.

         a. Seller has deposited with Escrow Agent an amount equal to THREE MILLION ONE HUNDRED SIXTY-FOUR THOUSAND DOLLARS ($3,164,000.00) (the "Escrow Amount") to pay for the remediation of the Environmental Escrow Properties to applicable industrial/commercial or construction worker remedial objectives and applicable groundwater standards as established under the applicable IEPA Tiered Approach to Corrective Action Objectives ("TACO") or the IDEM Risk Based Clean-Up Objectives (the "Remediation"), and the obtainment by Buyer of an NFR Letter from IEPA, or a Certificate of Completion issued by IDEM and a Covenant Not to Sue issued by the Governor of Indiana for each respective Environmental Escrow Property.

         b. Seller has also deposited with Escrow Agent an amount equal to ONE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($1,250,000.00) (the "East Chicago Supplemental Escrow Amount") to pay for any Remediation of TPH, free product, PCBs, chlorinated solvents and chromium if and to the extent required by IDEM at the East Chicago Site in order to obtain a Certificate of Completion issued by IDEM and a Covenant Not to Sue issued by the Governor of Indiana, respectively. The East Chicago Supplemental Escrow Amount shall only be used in connection with the Remediation of TPH, free product, PCBs, chlorinated solvents and chromium if and to the extent required by IDEM. If (i) IDEM does not require Remediation of TPH, free product, PCBs, chlorinated solvents or chromium at the East Chicago Site in order to issue a Certificate of Completion, and (ii) the Governor of Indiana does not require Remediation of TPH, free product, PCBs, chlorinated solvents or chromium at the East Chicago Site in order to issue a Covenant Not to Sue, the East Chicago Supplemental Escrow Amount shall be promptly released to Seller.

         c. By its execution of this Agreement, Escrow Agent acknowledges receipt of the funds in an amount equal to the Escrow Amount and East Chicago Supplemental Escrow Amount (collectively, the "Escrowed Funds").

         3. Use of Escrowed Funds.

                  a. Escrowed Funds. The Escrowed Funds shall be used by Buyer to remediate the Environmental Escrow Properties and to obtain the Certificates of Completion issued by IDEM and Covenants Not to Sue issued by the Governor of Indiana for the East Chicago Site and the Hammond Site and NFR Letter(s) from IEPA for Chicago Enterprise Center. Buyer shall diligently obtain the Certificates of Completion, Covenants Not to Sue and NFR Letters for each Environmental Escrow Property and shall diligently complete the Remediation at the Environmental Escrow Properties. Subject to the provisions of this Agreement, including, but not limited to, Section 1, the Remediation of the Environmental Escrow Properties is at the sole direction of Buyer.

                  b. Environmental Escrow Properties - Seller's Liability. Buyer agrees that Seller's liability to Buyer under this Agreement for the Remediation of the Environmental Escrow Properties shall be limited to the Escrowed Funds. Notwithstanding the foregoing, this Section 3(b) shall in no manner limit or restrict Seller's obligations under the Disposition Agreement (subject to the terms and provisions contained therein).

                  c. Use of Escrowed Funds. Buyer agrees to use the Escrowed Funds for the purposes set forth in Paragraph 3 (a)-(c) of this Agreement. Buyer may use the Escrowed Funds for costs associated with, but not necessarily limited to: filing, review, application, oversight and other fees and charges payable to IEPA or IDEM; all fees and charges invoiced by the contractors selected by Buyer and reasonably acceptable to Seller for services contemplated under this Agreement; laboratory charges; charges for disposal of hazardous or non-hazardous wastes in connection with such Remediation; and all reasonable fees and costs incurred by Buyer's counsel in connection with monitoring the Remediation or negotiating with IEPA or IDEM.

                  d. Release of Seller. Buyer, its parents, subsidiaries, affiliates, divisions, shareholders, officers, directors, employees, agents, insurers, trustees, attorneys, representatives, successors and assigns do hereby fully and forever release, acquit and discharge Seller, Enterprise Center I, L.P, Enterprise Center II, L.P., Enterprise Center III, L.P., Enterprise Center IV, L.P. , East Chicago Enterprise Center Limited Partnership, Enterprise Center V, L.P., Enterprise Center VI, L.P., Hammond Enterprise Center Limited Partnership, Enterprise Center VII, L.P., Enterprise Center VIII, L.P., Enterprise Center IX, L.P., Enterprise Center X, L.P., Kemper/Prime Industrial Partners and each of their respective parents, subsidiaries, affiliates, divisions, shareholders, officers, directors, employees, agents, insurers, trustees, attorneys, representatives, successors and assigns (the "Seller Released Parties"), of and from any and all common law and statutory claims, demands, rights, liabilities, suits, set-offs, damages, actions or causes of action, attorney fees, or related costs or expenses incurred by Buyer, or its parent, subsidiaries, affiliates, divisions, shareholders, officers, directors, employees, agents, insurers, trustees, attorneys, representatives, successors and assigns, of whatsoever kind and nature, known or unknown, foreseen or unforeseen, matured or unmatured, accrued or unaccrued which are or may be based upon or related in any way to the investigation, assessment, presence or remediation of any Hazardous Materials at any Environmental Escrow Property. For purposes of this Agreement, "Hazardous Materials" shall mean any hazardous substance, pollutant, contaminant, or waste regulated under any federal, state or local statute, ordinance, regulation or rule relating to environmental quality, health, safety, contamination and clean-up, asbestos and asbestos-containing materials in any form; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides regulated under FIFRA; PCBs and other substances regulated under TSCA; source material, special nuclear material, byproduct materials, and any other radioactive materials or radioactive wastes however produced, regulated under the Atomic Energy Act or the Nuclear-Waste Policy Act; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. ss.1910.1200 et seq.; and industrial process and pollution control wastes whether or not hazardous within the meaning of RCRA. This release shall be contained in the special warranty deeds to be delivered at closing or included in a separate document and placed of record against the Environmental Escrow Properties. Notwithstanding the foregoing, this Section 3(d) shall in no manner limit or restrict Seller's obligations under the Disposition Agreement (subject to the terms and provisions contained therein).

                  e. Release of Buyer. Upon Buyer's completion of its obligations set forth in this Agreement, Seller, its parents, subsidiaries, affiliates, divisions, shareholders, officers, directors, employees, agents, insurers, trustees, attorneys, representatives, successors and assigns do hereby fully and forever release, acquit and discharge Buyer and each of its respective parents, subsidiaries, affiliates, divisions, shareholders, officers, directors, employees, agents, insurers, trustees, attorneys, representatives, successors and assigns (the "Buyer Released Parties"), of and from any and all common law and statutory claims, demands, rights, liabilities, suits, set-offs, damages, actions or causes of action, attorney fees, or related costs or expenses incurred by Seller, or any other Seller Released Party, of whatsoever kind and nature, known or unknown, foreseen or unforeseen, matured or unmatured, accrued or unaccrued which are or may be based upon or related in any way to the investigation, assessment, presence or remediation of any Hazardous Materials at any Environmental Escrow Property. This release shall be contained in the special warranty deeds to be delivered at closing or included in a separate document and placed of record against the Environmental Escrow Properties. Notwithstanding the foregoing, this Section 3(e) shall in no manner limit or restrict Buyer's obligations under this Agreement or the Disposition Agreement (subject to the terms and provisions contained herein and therein).

                  f. Buyer acknowledges and agrees that Buyer has received and reviewed copies of the settlement agreements with USX Corporation (the "USX Settlement Agreement") and Signode Corporation, a Division of Illinois Tool Works, Inc. (the "Signode Settlement Agreement") relating to the litigation entitled Enterprise Center VII, L.P., Enterprise Center VIII, L.P., Enterprise Center IX, L.P., Enterprise Center X, L.P. and Kemper/Prime Industrial Partners
v. USX Corporation v. The Prime Group, Inc., Case No. 96C 5283, filed on August 22, 1996, in the United States District Court for the Northern District of Illinois, Eastern Division, and that certain provisions of the Settlement Agreements, including, but not limited to, release provisions, are binding upon and/or benefit Buyer, as a successor in interest to Seller and the Owners of Chicago Enterprise Center.

         4. Administration of Escrowed Funds. Escrow Agent hereby agrees to hold, administer and disburse the Escrowed Funds pursuant to this Agreement in accordance with written instructions given to it as provided herein. Escrow Agent shall invest the Escrow Amount in accordance with written investment instructions from Buyer, with interest on the Escrow Amount reported under the United States Taxpayer Identification Number of Buyer. Escrow Agent shall invest the East Chicago Supplemental Escrow Amount in an interest bearing account at a bank reasonably acceptable to Buyer and Seller, with interest on the East Chicago Supplemental Escrow Amount reported under the United States Taxpayer Identification Number of Seller. All interest on the Escrowed Funds shall be reinvested in the Escrowed Funds on the first day of each quarter until all Escrowed Funds have been fully distributed in accordance with the terms of this Agreement.

         5. Disbursements by Escrow Agent.

                  a. Disbursements of the Escrowed Funds shall be pursuant to written Requisitions submitted by Buyer. Each Requisition shall be signed by Buyer and shall state with specificity (i) the amount being requisitioned out of the Escrow, and whether such funds are payable from the Escrow Amount or the East Chicago Supplemental Escrow Amount; (ii) an itemization of the costs and expenses covered by the Requisition, including the names of the governmental agencies, contractors, subcontractors or other vendors or payees for whose fees or charges payment or reimbursement is being requisitioned; and (iii) shall include Buyer's certification that all such Escrowed Funds requisitioned are proper expenditures authorized by this Escrow.

                  b. Buyer shall submit the original of each Requisition to the Escrow Agent with a copy to Seller. The Escrow Agent shall have absolutely no duty or obligation to investigate or inquire into the accuracy or completeness of any Requisition, except to confirm to its reasonable satisfaction that the procedures herein have been followed, and the Requisition document itself and the signature of Buyer on the Requisition are genuine. All disbursements shall be made within one (1) business day after the Escrow Agent's receipt of the corresponding Requisition (unless the Escrow Agent is not satisfied that the procedures with respect to such Requisition have been followed). If wire transfers of funds are required for any disbursement, the Escrow Agent's regular charge or fee for such additional service shall be paid out of the Escrow. Seller's inability to object to the disbursement of Escrowed Funds hereunder shall not be deemed a waiver of any rights it may have against the Buyer under this Escrow Agreement.

                  c. Upon completion of the remediation of the Environmental Escrow Properties and receipt of the final NFR Letters for Chicago Enterprise Center and final Certificates of Completion and Covenants Not to Sue for the Hammond Site and the East Chicago Site, Buyer shall promptly provide written notice (the "Closure Notice") to Seller and Escrow Agent, together with copies of the NFR Letters, Certificates of Completion and Covenants Not to Sue. Upon receipt of the Closure Notice, the Escrow Agent is hereby directed to immediately disburse the remainder, if any, of the Escrow Amount to Buyer and the remainder, if any, of the East Chicago Supplemental Escrow Amount to Seller.

                  d. Escrow Agent is released from all liability for disbursing the Escrowed Funds to Buyer under this clause.

         6. Escrow Agent. In the absence of bad faith on its part, Escrow Agent may conclusively rely on a notice of instruction that is furnished to Escrow Agent that conforms to the requirements of this Agreement. In performing any of its duties hereunder, Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses except for willful default or breach of trust, and it shall accordingly not incur any such liability with respect to any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, contained therein, but which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Agreement. In the event any party disputes a proposed disbursal by Escrow Agent and Escrow Agent is unable to resolve the dispute, Escrow Agent may tender the Escrowed Funds into a court Escrow Agent deems to be of competent jurisdiction which shall discharge Escrow Agent of all further duties and liabilities hereunder or under this Agreement. Seller and Buyer hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, and counsel fees and disbursements which may be imposed upon Escrow Agent or incurred by Escrow Agent hereunder and attributable to the acts of such party, except those arising from willful default or breach of trust by Escrow Agent or the performance of its duties hereunder, including any litigation arising from this Agreement or involving the subject matter hereof. Seller and Buyer have no obligation to indemnify Escrow Agent for the acts of any other party. The total fees charged by Escrow Agent hereunder shall be paid from the Escrow Amount. Such fees shall not exceed the investment fee normally charged by Escrowee for invested client funds.

         7. Term of Agreement. The term of this Agreement shall commence on the date hereof and expire on the first to occur of (i) Seller's receipt of a Closure Notice together with copies of all NFR Letters, Certificates of Completion and Covenants Not to Sue required to be delivered in connection therewith, or (ii) the written agreement of the parties hereto.

         8. Notices. Any notices pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission sent to the intended addressee, in each case addressed as follows:

         If intended for Seller:           c/o Prime Group Realty Trust
                                           77 West Wacker Drive
                                           Suite 3900
                                           Chicago, Illinois  60601
                                           Attention:  Mr. Jeffrey A. Patterson

         with a copy to:                   c/o Prime Group Realty Trust
                                           77 West Wacker Drive
                                           Suite 3900
                                           Chicago, Illinois  60601
                                           Attention:  James F. Hoffman, Esq.

         If intended for Purchaser:        CenterPoint Properties Trust
                                           1808 Swift Drive
                                           Oak Brook, Illinois  60523
                                           Attention:  Mr. Michael M. Mullen

         with a copy to:                   Weinberg Richmond LLP
                                           333 West Wacker Drive
                                           Suite 1800
                                           Chicago, Illinois  60606
                                           Attention:  Mark S. Richmond, Esq.

         If intended for Escrow Agent:     Chicago Title and Trust Company
                                           171 North Clark Street
                                           Chicago, Illinois  60601
                                           Attention:  Ms. Nancy Castro

or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Any party, by written notice to the others in the manner herein provided, may designate (A) an address different from that set forth in this Agreement and (B) an additional address (for example, without limitation) of a mortgagee.

         9. Counterparts/Facsimile Execution. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but together shall constitute one and the same instrument. This Agreement may be executed by facsimile and each party shall have the right to rely upon a facsimile counterpart signed by any other party to the same extent as if such party had received an original counterpart from the party signing such facsimile counterpart.

         10. Assignment. Buyer may assign the rights, duties and obligations contained in this Agreement, in whole or in part, to any subsequent owner of any of the Environmental Escrow Properties, provided that Buyer shall in no event be released from any of its obligations or liabilities hereunder as a result of any such assignment.

         11. Miscellaneous. This Agreement shall be construed, enforced and interpreted in accordance with the laws of the State of Illinois. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, legal representatives and assigns. This Agreement may not be amended or modified except by a written instrument executed by all of the parties hereto. In the event that Buyer or Seller is required to enforce the provisions of this Agreement, such party, if it prevails, shall be entitled to receive from the other party all costs and expenses, including, without limitation, reasonable attorneys' fees incurred. Time is of the essence of this Agreement. If any time period by which any right, option or election provided in this Agreement must be exercised, or by which any act must be performed, expires on a Saturday, Sunday or legal holiday, then such time period shall be extended through the close of business on the next business day (which, for purposes hereof, shall be any day which is not a Saturday, Sunday or legal holiday.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first written above.


BUYER:                                          SELLER:


CENTERPOINT PROPERTIES TRUST,                   PRIME GROUP REALTY TRUST,
a Maryland real estate investment trust         a Delaware limited partnership



By:                                             By:
   ------------------------------------         --------------------------------
Name:                                           Name:
Title:                                          Title:



By:
   ------------------------------------
Name:
Title:


ESCROW AGENT:

CHICAGO TITLE AND TRUST COMPANY

By:
   ------------------------------------
Name:
Title:

                                   EXHIBIT O-1

                                  Tenant Letter


                             [INTENTIONALLY DELETED]

                                   EXHIBIT O-2

                      FORM OF SELLER'S ESTOPPEL CERTIFICATE


                             [INTENTIONALLY DELETED]

                                    EXHIBIT P

                          Rent Subsidy Escrow Agreement


         THIS ESCROW AGREEMENT ("Escrow Agreement") is made effective as of , 2004 (the "Effective Date"), by and among CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust (herein referred to as "Purchaser") and PRIME GROUP REALTY, L.P., a Delaware limited partnership (herein referred to as "Seller"), and CHICAGO TITLE AND TRUST COMPANY (the "Escrow Agent").


                                    RECITALS:

         A. Seller and Purchaser entered into that certain Purchase Agreement dated as of August 2, 2004 (as amended from time to time, the "Agreement"), which provides for the sale and purchase of, among other things, that certain real property commonly known as 1455 Sequoia Drive in Aurora, Illinois (the "1455 Sequoia Project") and that certain real property commonly known as the Arlington Heights Enterprise Center, 425 E. Algonquin Road, Arlington Heights, Illinois (the "Arlington Heights Project").

         B. Seller has agreed to deposit $848,641 in escrow with the Escrow Agent ("Escrowed Funds"), who has agreed to act as escrow agent with respect to the Escrowed Funds pursuant to the terms set forth herein. The Escrowed Funds represent rental income or operating expenses for the vacant space in the 1455 Sequoia Project and the Arlington Heights Project as of the date hereof (the "Vacant Space") calculated as depicted on Exhibit A.

         C. The parties desire to appoint the Escrow Agent to act on their behalf with respect to the matters contained in this Escrow Agreement.

                                   AGREEMENTS:

         NOW, THEREFORE, IN CONSIDERATION of the Recitals, which are hereby incorporated herein, and further in consideration of the mutual covenants set forth herein, the parties agree as follows:

1.       Escrowed Funds.

a. Appointment and Acceptance of the Escrow Agent. The Escrow Agent is hereby appointed by the Purchaser and the Seller as escrow agent to act in accordance with the instructions set forth herein. The Escrow Agent hereby accepts such appointment.

b. Term of Escrow. This Escrow Agreement shall terminate on the date all of the funds in the Escrowed Funds have been disbursed as provided herein.

c. Duty to Hold Escrowed Funds. Escrow Agent shall hold the Escrowed Funds and all earnings thereon and shall disburse such funds only in accordance with this Agreement.

d. Investment. Escrow Agent is authorized and directed to invest the Escrowed Funds deposited pursuant hereto on the joint written direction of the parties. Each taxpayer's identification number and investment forms as required shall be provided prior to any such investment. Escrow Agent is not to be held responsible for any loss of principal or interest which may be incurred as a result of making the investments or redeeming said investments as provided herein, including, but not limited to, any loss occasioned by reason of the fact that the selected investment may not be insured by the Federal Deposit Insurance Corporation. Escrow Agent shall not be held responsible for failure to invest funds for which it has not received written instructions, completed investment forms, bank credit advise of receipt of funds or for delays in wire transfer of funds not caused by its own negligence.

2.       Disposition of Escrowed Funds.

a. Joint Direction. Except as otherwise provided in this Section 2, the Escrow Agent is authorized to disburse the Escrow Deposit only in accordance with instructions set forth in any written letter of direction executed by both Purchaser and Seller.

b. Rental Subsidy. On [date of Closing] and on the first day of each month thereafter up to and including [________, 2005], Purchaser shall submit to Seller and Escrow Agent a certification (the "Leasing Certification") in the form attached hereto as Exhibit A which
         specifies   the  amount  of  rental   income  for  the  current   month
         attributable to the Vacant Space and such backup information as is reasonably required to verify such rental income. In the event such Leasing Certification reflects no rental income attributable to the Vacant Space for the then-current month, Escrow Agent shall, upon its receipt of such Leasing Certification, release to Purchaser an amount equal to $70,720.08 (the "Monthly Escrow Payment") from the Escrowed Funds (prorated for any partial month). In the event that the Leasing Certification reflects rental income attributable to the Vacant Space for the then-current month, Escrow Agent shall, within five (5) days after its receipt of such Leasing Certification, (1) release to Purchaser an amount equal to the Monthly Escrow Payment less the amount of any rental income set forth in such Leasing Certification, and (2) release to Seller an amount equal to the rental income shown on the Leasing Certification. After payment of any amounts due and owing to Purchaser based upon the Leasing Certification received from Purchaser for the month of [ , 2005], Escrow Agent shall release the balance of the Escrowed Funds, if any, to Seller. "Rental Income" shall include any base-rent or additional rent payable during the current month by any tenants or occupants of any portion of the Vacant Space, including operating expenses and real estate tax payments.

c. Leasing. Purchaser shall retain a commercial leasing broker to attempt to lease the Vacant Space, and the Monthly Escrow Payments shall be offset by any Rental Income for new leases signed by Purchaser from any tenants or occupants of the Vacant Space during such 12-month period. Upon Seller's request, Purchaser shall promptly provide Seller with copies of the pertinent provisions of any new leases and such other information as Seller shall reasonably request to audit the information contained in any Leasing Certification.

3.       Limitations on Liability of Escrow Agent.

a. The duties and obligations of Escrow Agent shall be determined solely by the provisions of this Escrow Agreement and no implied duties or obligations shall be read into this Escrow Agreement against Escrow Agent. Escrow Agent shall be under no obligation to refer to the Agreement or any other documents between or among the parties related in any way to this Escrow Agreement, except as specifically provided herein.

b. Escrow Agent shall not be liable to anyone for any damages, losses or expenses for any act done or step taken or omitted by Escrow Agent in good faith; provided, however, that Escrow Agent shall be liable for damages, losses and expenses arising out of its willful default or gross negligence under this Escrow Agreement.

c. Escrow Agent shall be entitled to rely upon, and shall be protected in acting in reasonable reliance upon, any writing furnished to Escrow Agent by any party in accordance with the terms hereof, which the Escrow Agent believes in good faith to be genuine and valid and to have been signed by the proper party or parties.

d. Escrow Agent may, but shall not be required, to file an action of interpleader in connection with any disagreement or dispute between the parties to this Escrow Agreement. Escrow Agent shall be entitled to be paid or reimbursed for all expenses, disbursements and advances, including reasonable attorneys' fees, incurred or made by Escrow Agent in connection with the carrying out of its duties hereunder. Escrow Agent's fees (which shall be $_________) and all such expenses, disbursements and advances shall be borne by Seller.

e. Any action claimed to be required to be taken by Escrow Agent hereunder and not otherwise specifically set forth herein shall require the agreement of Purchaser, Seller and Escrow Agent.

4. Resignation of Escrow Agent. If Escrow Agent desires to resign as Escrow Agent, it shall provide thirty (30) days written notice (a "Resignation Notice") of its intention to so resign to Purchaser and to Seller. Upon receipt of a Resignation Notice, Purchaser and Seller shall agree on a successor escrow agent mutually acceptable to Purchaser and Seller, which successor shall agree in writing to be bound by the terms hereof. If Seller and Purchaser cannot agree on a successor escrow agent, Escrow Agent shall turn over the Escrowed Funds to a court of competent jurisdiction in the State of Texas.

5. Amendments. No modification or amendment to this Escrow Agreement, or waiver of compliance with any provision or condition hereof shall be valid unless reduced to writing and signed by all of the parties hereto.

6. Effect of this Escrow Agreement. This Escrow Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings relating to the subject matter hereof. This Escrow Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. The paragraph headings of this Escrow Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intentions of the parties. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its conflicts of laws principles, and the state and federal courts of Texas shall have exclusive jurisdiction over any controversy or claim arising out of or relating to this Agreement.

7. Notices. All notices and demands hereunder shall be in writing, and shall be delivered by courier, by registered or certified mail, return receipt requested, or by facsimile transmission and shall be deemed given two (2) business days after deposited in the United States Mail with sufficient postage prepaid thereon to carry it to its addressed destination, or when delivered by courier or facsimile transmission (with hard copy sent no later than 24 hours following transmission), and addressed as follows:

         To Seller:                   c/o Prime Group Realty Trust
                                      77 West Wacker Drive
                                      Suite 3900
                                      Chicago, Illinois  60601
                                      Attention:  Mr. Jeffrey A. Patterson

         with a copy to:              c/o Prime Group Realty Trust
                                      77 West Wacker Drive
                                      Suite 3900
                                      Chicago, Illinois  60601
                                      Attention:  Mr. James F. Hoffman

         To Purchaser:                CenterPoint Properties Trust
                                      1808 Swift Drive
                                      Oak Brook, Illinois  60523
                                      Attention:  Mr. Paul T. Ahern

         To Escrow Holder:            Chicago Title and Trust Company
                                      171 North Clark Street
                                      Chicago, Illinois  60601
                                      Attn:  Ms. Nancy Castro

Such addresses may be changed at any time and from time to time, by notice as above provided.

8. Counterparts. This Escrow Agreement may be executed in two or more counterparts, and by the different parties hereto on separate counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.


                            [Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first above written.

SELLER: PRIME GROUP REALTY, L.P., a Delaware limited partnership, individually and in its capacity as the sole administrative member of the Owners

                             By:  Prime Group Realty Trust,
                                    its Managing General Partner

                             By:
                                ------------------------------------------------
                                  Its:
                                      ------------------------------------------


PURCHASER:                   CENTERPOINT PROPERTIES TRUST,
---------                      a Maryland real estate investment trust


                             By:
                                ------------------------------------------------
                                  Its:
                                      ------------------------------------------


                             By:
                                ------------------------------------------------
                                  Its:
                                      ------------------------------------------
Accepted this ____ day of
July, 2004

Chicago Title and Trust Company
Escrow Holder

By:_______________________________
Name:_____________________________
Title:______________________________

                                    EXHIBIT Q

                               Exceptions Schedule


                             [INTENTIONALLY DELETED]

                                    EXHIBIT R

                      Environmental Assessments and Reports


                             [INTENTIONALLY DELETED]

                                    EXHIBIT S

                                 Open Items List


                             [INTENTIONALLY DELETED]

                                    EXHIBIT T

                               Pricing Allocation


                             [INTENTIONALLY DELETED]